                                                                   EXHIBIT 10.20
================================================================================

                               Credit Agreement

                                     among

                              FLIR Systems, Inc.

                                      and

                             Bank of America, N.A.
                  as Administrative Agent, Swing Line Lender

                                      and

                        Letter of Credit Issuing Lender

                                      and

                              The Other Financial
                           Institutions Party Hereto

                         Dated as of December 16, 1999

                        Banc of America Securities LLC,

                                      as

                      Sole Arranger and Sole Book Manager


                      [BANK OF AMERICA LOGO APPEARS HERE]

================================================================================

                               TABLE OF CONTENTS

     Section                                                                                          Page
     -------                                                                                          ----
SECTION I. DEFINITIONS AND ACCOUNTING TERMS..........................................................    1
      1.01  Defined Terms............................................................................    1
      1.02  Use of Certain Terms.....................................................................   19
      1.03  Accounting Terms.........................................................................   20
      1.04  Rounding.................................................................................   20
      1.05  Exhibits and Schedules...................................................................   20
      1.06  References to Agreements, Exhibits and Laws..............................................   20

SECTION II. THE COMMITMENTS AND EXTENSIONS OF CREDIT.................................................   20
      2.01  Committed Loans..........................................................................   20
      2.02  Borrowings, Conversions and Continuations of Committed Loans; Conversion to Term Loan....   21
      2.03  Letters of Credit........................................................................   22
      2.04  Security.................................................................................   26
      2.05  Prepayments..............................................................................   26
      2.06  Reduction or Termination of Commitments..................................................   27
      2.07  Principal and Interest...................................................................   27
      2.08  Fees.....................................................................................   27
      2.09  Computation of Interest and Fees.........................................................   28
      2.10  Making Payments..........................................................................   28
      2.11  Funding Sources..........................................................................   29
      2.12  Swing Line Loans.........................................................................   30

SECTION III. TAXES, YIELD PROTECTION AND ILLEGALITY..................................................   31
      3.01  Taxes....................................................................................   31
      3.02  Illegality...............................................................................   32
      3.03  Inability to Determine Rates.............................................................   32
      3.04  Increased Cost and Reduced Return; Capital Adequacy......................................   32
      3.05  Breakfunding Costs.......................................................................   33
      3.06  Matters Applicable to all Requests for Compensation......................................   33
      3.07  Survival.................................................................................   34

SECTION IV. CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT.............................................   34
      4.01  Conditions of Initial Extension of Credit................................................   34
      4.02  Conditions to all Extensions of Credit...................................................   35

SECTION V. REPRESENTATIONS AND WARRANTIES............................................................   36
      5.01  Existence and Qualification; Power; Compliance with Laws.................................   36
      5.02  Power; Authorization; Enforceable Obligations............................................   36
      5.03  No Legal Bar.............................................................................   36
      5.04  Financial Statements; No Material Adverse Effect.........................................   36
      5.05  Litigation...............................................................................   37
      5.06  No Default...............................................................................   37
      5.07  Ownership of Property; Liens.............................................................   37
      5.08  Taxes....................................................................................   37

      5.09  Margin Regulations; Investment Company Act; Public Utility Holding Company Act..........    37
      5.10  ERISA Compliance........................................................................    38
      5.11  Intangible Assets.......................................................................    38
      5.12  Compliance With Laws....................................................................    38
      5.13  Environmental Compliance................................................................    39
      5.14  Insurance...............................................................................    39
      5.15  Year 2000...............................................................................    39
      5.16  Disclosure..............................................................................    39

SECTION VI. AFFIRMATIVE COVENANTS...................................................................    39
      6.01  Financial Statements....................................................................    39
      6.02  Certificates, Notices and Other Information.............................................    40
      6.03  Payment of Taxes........................................................................    41
      6.04  Preservation of Existence...............................................................    41
      6.05  Maintenance of Properties...............................................................    41
      6.06  Maintenance of Insurance................................................................    41
      6.07  Compliance With Laws....................................................................    41
      6.08  Inspection Rights.......................................................................    42
      6.09  Keeping of Records and Books of Account.................................................    42
      6.10  Compliance with ERISA...................................................................    42
      6.11  Compliance With Agreements..............................................................    42
      6.12  Use of Proceeds.........................................................................    42
      6.13  Maintenance of Security Interests and Liens.............................................    42

SECTION VII. NEGATIVE COVENANTS.....................................................................    42
      7.01  Indebtedness............................................................................    42
      7.02  Liens and Negative Pledges..............................................................    43
      7.03  Fundamental Changes.....................................................................    43
      7.04  Dispositions............................................................................    44
      7.05  Investments.............................................................................    44
      7.06  Lease Obligations.......................................................................    44
      7.07  Restricted Payments.....................................................................    44
      7.08  ERISA...................................................................................    45
      7.09  Change in Nature of Business............................................................    45
      7.10  Transactions with Affiliates............................................................    45
      7.11  Hostile Acquisitions....................................................................    45
      7.12  Capital Expenditures....................................................................    45
      7.13  Limitations on Upstreaming..............................................................    45
      7.14  Financial Covenants.....................................................................    45
      7.15  Change in Auditors......................................................................    46

SECTION VIII. EVENTS OF DEFAULT AND REMEDIES........................................................    46
      8.01  Events of Default.......................................................................    46
      8.02  Remedies Upon Event of Default..........................................................    48

SECTION IX. ADMINISTRATIVE AGENT....................................................................    49
      9.01  Appointment and Authorization of Administrative Agent...................................    49
      9.02  Delegation of Duties....................................................................    50
      9.03  Liability of Administrative Agent.......................................................    50
      9.04  Reliance by Administrative Agent........................................................    50
      9.05  Notice of Default.......................................................................    51

      9.06  Credit Decision; Disclosure of Information by Administrative Agent...............    51
      9.07  Indemnification of Administrative Agent..........................................    52
      9.08  Administrative Agent in Individual Capacity......................................    52
      9.09  Successor Administrative Agent...................................................    52
      9.10  Co-Agents, Lead Managers.........................................................    53
      9.11  Collateral Matters...............................................................    53

SECTION X. MISCELLANEOUS.....................................................................    54
     10.01  Amendments; Consents.............................................................    54
     10.02  Transmission and Effectiveness of Notices and Signatures.........................    55
     10.03  Attorney Costs, Expenses and Taxes...............................................    55
     10.04  Binding Effect; Assignment.......................................................    56
     10.05  Marshalling; Set-off.............................................................    57
     10.06  Sharing of Payments..............................................................    58
     10.07  No Waiver; Cumulative Remedies...................................................    58
     10.08  Usury............................................................................    59
     10.09  Counterparts.....................................................................    59
     10.10  Integration......................................................................    59
     10.11  Nature of Lenders' Obligations...................................................    59
     10.12  Survival of Representations and Warranties.......................................    60
     10.13  Indemnity by Borrower............................................................    60
     10.14  Nonliability of Lenders..........................................................    60
     10.15  No Third Parties Benefited.......................................................    61
     10.16  Severability.....................................................................    61
     10.17  Confidentiality..................................................................    61
     10.18  Further Assurances...............................................................    62
     10.19  Headings.........................................................................    62
     10.20  Time of the Essence..............................................................    62
     10.21  Foreign Lenders and Participants.................................................    62
     10.22  Governing Law....................................................................    63
     10.23  Waiver of Right to Trial by Jury.................................................    63
     10.24  ENTIRE AGREEMENT.................................................................    64
     10.25  Certain Agreements Not Enforceable...............................................    64

EXHIBITS

        Form of

     A  Request for Extension of Credit
     B  Compliance Certificate
     C  Committed Loan Note
     D  Notice of Assignment and Acceptance

SCHEDULES

     1     Prepayment Fees
     2.01  Commitments and Pro Rata Shares
     5.01  Subsidiaries
     5.05  Litigation
     5.08  Taxes
     7.01  Existing Indebtedness, Liens and Negative Pledges
     10.02 Offshore and Domestic Lending Offices, Addresses for Notices

                               CREDIT AGREEMENT

     This CREDIT AGREEMENT ("Agreement") is entered into as of December 16,
                             ---------
1999, by and among FLIR Systems, Inc., an Oregon corporation, ("Borrower"), each
                                                                --------
lender from time to time party hereto (collectively, "Lenders" and individually,
                                                      -------
a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent and Issuing Lender.
   ------

                                    RECITAL

     Borrower has requested that Lenders and Issuing Lender provide a secured revolving line of credit with the option of changing it to a secured term loan, and Lenders, Issuing Lender and Administrative Agent are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                  SECTION I.
                       DEFINITIONS AND ACCOUNTING TERMS

     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below :

     "Accounts Payable Days" means total accounts payable as of the end of a
      ---------------------
fiscal quarter divided by the sum of the cost of goods sold during such fiscal quarter, plus the cost of goods sold during each of the preceding three fiscal quarters, multiplied by 365.

     "Administrative Agent" means Bank of America, N.A., in its capacity as
      --------------------
Administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means Administrative Agent's address and,
      -----------------------------
as appropriate, account as set forth on Schedule 10.02, or such other address or
                                        --------------
account as Administrative Agent hereafter may designate by written notice to Borrower and Lenders.

     "Administrative Agent-Related Persons" means Administrative Agent
      ------------------------------------
(including any successor agent), together with its Affiliates (including, in the case of Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Affiliate" means any Person directly or indirectly controlling, controlled
      ---------
by, or under direct or indirect common control with, another Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" means this Credit Agreement, as amended, restated, extended,
      ---------
supplemented or otherwise modified in writing from time to time.

     "Alternate Base Rate" means the Base Rate less 0.25%.
      -------------------

     "Alternate Base Rate Loan" means a Loan which bears interest based on the
      ------------------------
Alternate Base Rate.

     "Applicable Amount" means the following amounts per annum, based upon the
      -----------------
Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(b); provided, however, that,
                                    ---------------  --------  -------
until Administrative Agent receives the Compliance Certificate for the period ending March 31, 2000, such amounts shall be those indicated for pricing level 3 set forth below:

                 Applicable Amount (in basis points per annum)

     Pricing                        Commitment   Offshore   Base Rate
      Level        Leverage Ratio      Fee        Rate +        +
     -----------------------------------------------------------------
        1         *2.50 but ***3.00     50.0        200.0      75.0
        2         *2.00 but  **2.50     37.5        175.0      50.0
        3         *1.50 but  **2.00     37.5        150.0      25.0
        4         *1.00 but  **1.50     30.0        125.0      00.0
        5              **1.00           25.0        100.0      00.0

*   Less than or equal to
**  Greater than
*** Greater than or equal to

     The Applicable Amount shall be in effect from the first of the month after the date the most recent Compliance Certificate is received by Administrative Agent until the date the next Applicable Amount becomes effective; provided,
                                                                   --------
however, that if Borrower fails to timely deliver the next Compliance
-------
Certificate, the Applicable Amount from the first of the month after the date such Compliance Certificate was due, to but excluding the first of the month after the date such Compliance Certificate is actually received by Administrative Agent, shall be the highest pricing level set forth above, and, thereafter, beginning on the first of the month following receipt of the Compliance Certificate, the pricing level indicated by such Compliance Certificate.

     "Arranger" means Banc of America Securities LLC, in its capacity as sole
      --------
arranger and sole book manager.

     "Attorney Costs" means and includes all fees and disbursements of any law
      --------------
firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

     "Audited Financial Statements" means the audited consolidated balance sheet
      ----------------------------
of Borrower and its Subsidiaries for the fiscal year ended December 31, 1998, and the related consolidated statements of income and cash flows for such fiscal year of Borrower, in each case as restated to reflect the acquisition of Inframetrics which was accounted for as a pooling of interests.

     "Bank of America" means Bank of America, N.A.
      ---------------

     "Base Rate" means a fluctuating rate per annum equal to the higher of (a)
      ---------
the Federal Funds Rate plus 50 basis points or (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specific in the public announcement of such change.

     "Base Rate Loan" means a Committed Loan which bears interest based on the
      --------------
Base Rate.

     "Borrower" has the meaning set forth in the introductory paragraph hereto.
      --------

     "Borrowing" and "Borrow" each mean, a borrowing hereunder consisting of
      ---------       ------
Loans of the same type made on the same day and, other than in the case of Base Rate Loans, having the same Interest Period.

     "Borrowing Date" means the date that a Loan is made, which shall be a
      --------------
Business Day.

     "Business Day" means any day other than a Saturday, Sunday, or other day on
      ------------
which commercial banks are authorized to close under the Laws of, or are in fact closed in Washington. If such day relates to any Offshore Rate Loan, "Business Day" means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market.

     "Closing Date" means the date all the conditions precedent in Section IV
      ------------                                                 ----------
are satisfied or waived in accordance with Section IV.
                                           ----------

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Collateral" means all property and interests in property and proceeds
      ----------
thereof now owned or hereafter acquired by Borrower in or upon which a Lien now or hereafter exists in favor of Lenders, or Administrative Agent on behalf of the Lenders, whether under the Security Agreement, Pledge Agreements or under any of the other Collateral Documents. Collateral includes, but is not limited to, all domestic accounts receivable, domestic machinery and equipment, domestic inventory and general intangibles of Borrower and domestic Subsidiaries, as well as a pledge of 100% of Borrower's stock or ownership interest in present or future domestic Subsidiaries, and 65% of Borrower's stock or ownership interest in present or future direct foreign Subsidiaries other than FSI International, Inc., a Barbados Corporation, and FLIR Systems, Ltd., a Canadian Corporation, FLIR Systems International, Ltd., a U.K. Corporation, and FLIR Systems Limited, a U.K. Corporation.

     "Collateral Documents" means, collectively, (i) the Security Agreement, the
      --------------------
Pledge Agreements and all other security agreements, assignments, guarantees and other similar agreements, if any, between Borrower or any Subsidiary and Lenders or Administrative Agent for the benefit of Lenders now or hereafter delivered to Lenders or Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against Borrower or any Subsidiary as debtor in favor of Lenders or Administrative Agent for the benefit of Lenders as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

     "Commitment" means, for each Lender, the obligation of such Lender to make
      ----------
Extensions of Credit in an aggregate principal amount not exceeding the amount set forth opposite such Lender's name on Schedule 2.01 at any one time
                                         -------------
outstanding, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "Combined Commitments.")
                                                   --------------------

     "Committed Loan" means a Loan of any type made to Borrower by a Lender in
      --------------
accordance with its Pro Rata Share pursuant to Section 2.01, except as otherwise
                                               ------------
provided herein.

     "Committed Loan Note" means a promissory note made by Borrower in favor of
      -------------------
a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C (collectively, the "Committed Loan Notes").
        ---------                     --------------------

     "Compliance Certificate" means a certificate in the form of Exhibit B,
      ----------------------                                     ---------
properly completed and signed by a Responsible Officer of Borrower.

     "Consolidated Accounts Payable Days" means Accounts Payable Days for
      ----------------------------------
Borrower and its Subsidiaries on a consolidated basis.

     "Consolidated EBIT" means, for any period, for Borrower and its
      -----------------
Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) Non-recurring Charges.

     "Consolidated EBITDA" means, for any period, for Borrower and its
      -------------------
Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, and (e) Non-recurring Charges.

     "Consolidated Funded Indebtedness" means, as of any date of determination,
      --------------------------------
for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Extensions of Credit hereunder), (b) that portion of obligations with respect to capital leases that are capitalized in the consolidated balance sheet of Borrower and its Subsidiaries and (c) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in subsections (a) and (b) above of Persons other than Borrower or any of its Subsidiaries.

     "Consolidated Interest Charges" means, for any period, for Borrower and its
      -----------------------------
Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses payable by Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent payable by Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

     "Consolidated Net Income" means, for any period, for Borrower and its
      -----------------------
Subsidiaries on a consolidated basis, the net income of Borrower and its Subsidiaries from continuing operations after extraordinary items (excluding gains or losses from Dispositions of assets) for that period.

     "Consolidated Tangible Net Worth" means, as of any date of determination,
      -------------------------------
for Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of Borrower and its Subsidiaries on that date minus the Intangible Assets of Borrower and its Subsidiaries on that date.

     "Continuation" and "Continue" mean, with respect to any Offshore Rate Loan,
      ------------       --------
the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

     "Contractual Obligation" means, as to any Person, any provision of any
      ----------------------
security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Conversion" and "Convert" mean, with respect to any Loan, the conversion
      ----------       -------
of such Loan from or into another type of Loan.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States of
      ------------------
America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

     "Default" means any event that, with the giving of any notice, the passage
      -------
of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to the Base Rate plus the
      ------------                                                ----
Applicable Amount, if any, applicable to Base Rate Loans plus 200 basis points
                                                         ----
per annum, to the fullest extent permitted by applicable Laws; provided,
                                                               --------
however, that with respect to an Offshore Rate Loan, the Default Rate shall be
-------
an interest rate equal to the interest rate (including any Applicable Amount) otherwise applicable to such Loan plus 200 basis points per annum.

     "Designated Deposit Account" means a deposit account to be maintained by
      --------------------------
Borrower with Bank of America, as from time to time designated by Borrower by written notification to Administrative Agent.

     "Disposition" or "Dispose" means the sale, transfer, license or other
      -----------      -------
disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

     "Dollar" and "$" means lawful money of the United States of America.
      ------       -

     "Eligible Assignee" means (a) a financial institution organized under the
      -----------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; and
(d) another Lender.

     "Environmental Laws" means all foreign, federal, state or local laws,
      ------------------
statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters applicable to any property.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and any
      -----
regulations issued pursuant thereto, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
under common control with Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
      -----------
(b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer

Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

     "Event of Default" means any of the events specified in Section VIII after
      ----------------                                       ------------
the expiration of any applicable notice and cure periods.

     "Extension of Credit" means (a) a Borrowing, Conversion or Continuation of
      -------------------
Loans, (b) a Letter of Credit Action wherein a new Letter of Credit is issued or which has the effect of increasing the amount of, extending the maturity of, or making a material modification to an outstanding Letter of Credit or the reimbursement of drawings thereunder, (c) each Lender's purchase of a risk participation in a new Letter of Credit, or (d) each Lender's purchase of a risk participation in a Swing Line Loan made by Swing Line Lender (collectively, the "Extensions of Credit").
 --------------------

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate
     --------
for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

     "GAAP" means generally accepted accounting principles as in effect from
      ----
time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements and in respect of a business conducting a business the same as or similar to that of Borrower, including those set forth in applicable bulletins, opinions, pronouncements, statements and interpretations issued by the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standard Board, consistently applied.

     "Governing State" means the State of Oregon.
      ---------------

     "Governmental Authority" means (a) any international, foreign, federal,
      ----------------------
state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

     "Guaranty Obligation" means, as to any Person, any (a) guaranty by that
      -------------------
Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by that Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include
        --------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

     "Indebtedness" means as to any Person at a particular time, all items which
      ------------
would, in conformity with GAAP, be classified as liabilities on a balance sheet of such Person as at such time (excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days and excluding deferred taxes), but in any event including:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

          (c) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (d) lease payment obligations under capital leases or Synthetic Lease Obligations; and

          (e) all Guaranty Obligations of such Person in respect of any of the foregoing.

     For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Requisite Lenders.

     "Intangible Assets" means assets that are considered to be intangible
      -----------------
assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

     "Interest Coverage Ratio" means, as of any date of determination, the ratio
      -----------------------
of Consolidated EBIT, including an adjustment for verifiable Non-recurring Charges and adjustments, for the period of the four prior fiscal quarters ending on such date to Consolidated Interest Charges during such period.

     "Indemnified Liabilities" has the meaning set forth in Section 10.13.
      -----------------------                               -------------

     "Interest Payment Date" means, (a) as to any Base Rate Loan or Alternate
      ---------------------
Base Rate Loan, the last Business Day of each calendar month; (b) as to any Offshore Rate Loan, the last day of the relevant Interest Period and any date that such Loan is prepaid or Converted in whole or in part; provided, however,
                                                            --------  -------
that if any Interest Period for an Offshore Rate Loan exceeds three months, interest shall also be paid on the date which falls every three months after the beginning of such Interest Period; and (c) as to all Loans, the Revolving Credit Maturity Date or Term Loan Maturity Date; provided, further, that interest
                                          --------  -------
accruing at the Default Rate shall be payable from time to time at any time upon demand of Administrative Agent.

     "Interest Period" means, for each Offshore Rate Loan as requested by
      ---------------
Borrower, (a) initially, the period commencing on the date such Offshore Rate Loan is disbursed, Continued as, or Converted into, an Offshore Rate Loan and
(b) thereafter, the period commencing the day after the last day of the preceding Interest Period, and ending, in each case, on the earlier of (x) the applicable Maturity Date, or (y) one, two, three or six months thereafter; provided that:
--------

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) unless Administrative Agent otherwise consents, there may not be more than five Interest Periods in effect at any time.

     "Investment" means, as to any Person, any acquisition or any investment by
      ----------
such Person, whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IRS" means the Internal Revenue Service.
      ---

     "Issuing Lender" means Bank of America, or any successor issuing lender
      --------------
hereunder.

     "Laws" or "Law" means, collectively, all international, foreign, federal,
      ----      ---
state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, in each case whether or not having the force of law.

     "Lender" means each lender from time to time party hereto and, as the
      ------
context requires, Swing Line Lender and Issuing Lender.

     "Lending Office" means, as to any Lender, the office or offices of such
      --------------
Lender described as such on Schedule 10.02, or such other office or offices as
                            --------------
such Lender may from time to time notify Borrower and Administrative Agent.

     "Letter of Credit" means any letter of credit issued or outstanding
      ----------------
hereunder.

     "Letter of Credit Action" means the issuance, supplement, amendment,
      -----------------------
renewal, extension, modification or other action relating to a Letter of Credit.

     "Letter of Credit Application" means an application for a Letter of Credit
      ----------------------------
Action as shall at any time be in use by Issuing Lender.

     "Letter of Credit Cash Collateral Account" means a blocked deposit account
      ----------------------------------------
at Bank of America with respect to which Borrower hereby grants a security interest in such account to Administrative Agent for and on behalf of Lenders as security for Letter of Credit Usage and with respect to which Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure and confirm such security interest.

     "Letter of Credit Commitment" means an amount equal to $10,000,000. The
      ---------------------------
Letter of Credit Commitment is part of, and not in addition to, the Commitments.

     "Letter of Credit Expiration Date" means the date which is 30 days prior to
      --------------------------------
the Revolving Credit Maturity Date.

     "Letter of Credit Usage" means, as at any date of determination, the
      ----------------------
aggregate undrawn face amount of outstanding Letters of Credit plus the
                                                               ----
aggregate amount of all drawings under the Letters of Credit honored by Issuing Lender and not reimbursed to Issuing Lender by Borrower or deemed a part of a Borrowing of Committed Loans which are Base Rate Loans pursuant to Section 2.03(e).

     "Leverage Ratio" means, as of any date of determination, for the Borrower
      --------------
and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on that date.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

     "Loan" means any advance made by any Lender to Borrower as provided in
      ----
Section II (collectively, the "Loans").
----------                     -----

     "Loan Documents" means this Agreement and any Note, certificate, fee
      --------------
letter, and other instrument, document or agreement from time to time delivered in connection with this Agreement.

     "Material Adverse Effect" means any set of circumstances or events which
      -----------------------
(a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business, assets, operations or prospects of Borrower, or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower to perform the Obligations.

     "Minimum Amount" means, with respect to each of the following actions, the
      --------------
minimum amount and any multiples in excess thereof set forth opposite such action:

                                                   Minimum        Multiples in
           Type of Action                           Amount       excess thereof
           ---------------------------------------------------------------------
           Borrowing of, prepayment of, or        $  500,000      $  100,000
           Conversion into, Base Rate Loans

           Borrowing of, prepayment of,           $5,000,000      $1,000,000
           Continuation of, or Conversion
           into, Offshore Rate Loans

           Borrowing or prepayment of,            $  100,000          None
           Swing Line Loans

           Letter of Credit Action                   None             None

           Reduction in Commitments               $1,000,000      $  500,000
           Assignments                            $5,000,000

     "Multiemployer Plan" means any employee benefit plan of the type described
      ------------------
in Section 4001(a)(3) of ERISA.

     "Negative Pledge" means a Contractual Obligation that restricts Liens on
      ---------------
property.

     "Non-recurring Charges" means verifiable non-recurring charges associated
      ---------------------
with the acquisition of Inframetrics in an amount not to exceed $24,300,000, and other future non-recurring charges consented to by Requisite Lenders.

     "Notes" means, the Committed Loan Notes in the form of Exhibit C.
      -----                                                 ---------

     "Notice of Assignment and Acceptance" means a Notice of Assignment and
      -----------------------------------
Acceptance substantially in the form of Exhibit D.
                                        ---------

     "Obligations" means all advances to, and debts, liabilities, obligations,
      -----------
covenants and duties of, Borrower arising under any Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against Borrower or any Subsidiary or Affiliate of Borrower.

     "Offshore Base Rate" has the meaning set forth in the definition of
      ------------------
Offshore Rate.

     "Offshore Rate" means for any Interest Period with respect to any Offshore
      -------------
Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

               Offshore Rate =         Offshore Base Rate
                              ------------------------------------
                              1.00 - Eurodollar Reserve Percentage

          Where,

          "Offshore Base Rate" means, for such Interest Period:
           ------------------

          (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3750) for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c)  in the event the rates referenced in the preceding subsections
     (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest at which dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

          "Eurodollar Reserve Percentage" means, for any day during any Interest
           -----------------------------
     Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Offshore Rate Loan" means a Committed Loan bearing interest based on the
      ------------------
Offshore Rate.

     "Ordinary Course Dispositions" means:
      ----------------------------

          (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

          (b) Dispositions of cash, cash equivalents, inventory and other property in the ordinary course of business;

          (c) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property or where Borrower or its Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or such Subsidiary; and

          (d) Dispositions of assets or property by any Subsidiary of Borrower to Borrower or another wholly-owned Subsidiary of Borrower;

provided, however, that no such Disposition shall be for less than the fair
--------  -------
market value of the property being disposed of.

     "Ordinary Course Indebtedness" means:
      ----------------------------

          (a)  Indebtedness under the Loan Documents;

          (b) Intercompany Guaranty Obligations of Borrower or any of its Subsidiaries guarantying Indebtedness otherwise permitted hereunder of Borrower or any wholly-owned Subsidiary of Borrower or any wholly owned Subsidiary of a wholly owned Subsidiary of Borrower;

          (c) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; and

          (d) Swap Contracts entered into in the ordinary course of business and not otherwise prohibited hereunder.

     "Ordinary Course Investments" means:
      ---------------------------

          (a)  Investments consisting of cash and cash equivalents;

          (b) Investments consisting of advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

          (c) Investments of Borrower in any of its Subsidiaries and Investments of any Subsidiary of Borrower in Borrower or another Subsidiary of Borrower;

          (d) Investments consisting of or evidencing the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof; and

          (e)  Investments consisting of Guaranty Obligations permitted by
     Section 7.01.
     ------------

     "Ordinary Course Liens" means:
      ---------------------

          (a)  Liens pursuant to any Loan Document;

          (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

          (d) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

          (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Person; and

          (g) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) in the ordinary course of business that is currently being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles).

     "Organization Documents" means, (a) with respect to any corporation, the
      ----------------------
certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture or other form of business entity, the partnership agreement and any agreement, filing or notice with respect thereto filed with the secretary of state of the state of its formation, in each case as amended from time to time.

     "Outstanding Obligations" means, as of any date, and giving effect to
      -----------------------
making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the sum of (i) the aggregate outstanding principal amount of all outstanding Loans, and (ii) all Letter of Credit Usage, and (b) when reference is made to one Lender the sum of (i) the aggregate outstanding principal amount of all Loans made by such Lender (excluding, in the case of Swing Line Lender, its Swing Line Loans except to the extent provided in clause (iii) below), (ii) such Lender's ratable risk participation in all Letter of Credit Usage, and
(iii) such Lender's ratable risk participation in all outstanding Swing Line Loans.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
thereto established under ERISA.

     "Pension Plan" means any "employee pension benefit plan" (as such term is
      ------------
defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliates or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

     "Person" means any individual, trustee, corporation, general partnership,
      ------
limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

     "Plan" means any employee benefit plan maintained or contributed to by
      ----
Borrower or by any trade or business (whether or not incorporated) under common control with Borrower as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

     "Pro Rata Share" means, with respect to each Lender, the percentage of the
      --------------
Combined Commitments set forth opposite the name of that Lender on Schedule
                                                                   --------
2.01.
----

     "Quarterly Payment Date" means the last Business Day of each March, June,
      ----------------------
September and December and the Revolving Credit Maturity Date and the Term Loan Maturity Date.

     "Reportable Event" means any of the events set forth in Section 4043(b) of
      ----------------
ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

     "Request for Extension of Credit" means, unless otherwise specified herein,
      -------------------------------
(a) with respect to a Borrowing, Conversion or Continuance of Committed Loans, a written request substantially in the form of Exhibit A, (b) with respect to a Letter of Credit Action, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, any written or verbal notice acceptable to Swing Line Lender, in each case of a written Request for Extension of Credit, duly completed and signed by a Responsible Officer of Borrower and delivered by Requisite Notice.

     "Requisite Lenders" means (a) as of any date of determination if the
      -----------------
Commitments are then in effect, Lenders (excluding any Lenders not funding when required to so hereunder) having in the aggregate 66-2/3% or more of the Combined Commitments then in effect and (b) as of any date of determination if the Commitments have then been terminated and there are Loans and/or Letter of Credit Usage outstanding, Lenders holding Loans and Letter of Credit Usage aggregating 66-2/3% or more of the aggregate outstanding principal amount of the Loans and Letter of Credit Usage.

     "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable
      ----------------
written notice to the intended recipient or (b) except with respect to Letter of Credit Actions (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on Schedule 10.02 or as otherwise designated by such
                              --------------
recipient by Requisite Notice to each other party hereto, and (ii) if made by Borrower, given or made by a Responsible Officer of Borrower. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed in the applicable section hereof or thereof and may be delivered as provided in Section 10.02. Any notice sent by other than hardcopy shall be
               -------------
promptly confirmed by a telephone call to the recipient and, if requested by Administrative Agent, by a manually-signed hardcopy thereof.

     "Requisite Time" means, with respect to any of the actions listed below,
      --------------
the time and date set forth below opposite such action (all times are local time (standard or daylight) as observed in the Governing State):

                 Type of Action                        Time                  Date of Action
------------------------------------------------------------------------------------------------------
Delivery of Request for Extension of Credit
for, or notice for:

 .  Borrowing of, prepayment of, or Conversion     9:30 a.m.       Same date as such Borrowing,
   into, Base Rate Loans                                          prepayment or Conversion

 .  Borrowing of, prepayment of, Continuation      10:00 a.m.      3 Business Days prior to such
   of, or Conversion into, Offshore Rate Loans                    Borrowing, prepayment or Conversion

 .  Letter of Credit action                        10:00 a.m.      2 Business Days prior to such action

 .  Voluntary reduction in or termination of       10:00 a.m.      2 Business Days prior to such
   Commitments                                                    reduction or termination

 .  Payments by Lenders or Borrower to             12:00 p.m.      On date payment is due
   Administrative Agent

     "Responsible Officer" means the president, chief financial officer,
      -------------------
treasurer or assistant treasurer, general counsel or vice president of corporate operations of Borrower. Any document or certificate hereunder that is signed by a Responsible Officer of Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.

     "Restricted Payment" means:
      ------------------

          (a) the declaration or payment of any dividend or distribution by Borrower or any of its Subsidiaries, either in cash or property, on any shares of the capital stock of any class of Borrower or any of its Subsidiaries (except dividends or other distributions payable solely in shares of capital stock of Borrower or any of its Subsidiaries or payable by a Subsidiary to Borrower or another wholly-owned Subsidiary of Borrower);

          (b) the purchase, redemption or retirement by Borrower or any of its Subsidiaries of any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly, except for the "roll-up" of existing Subsidiaries into other existing Subsidiaries;

          (c) any other payment or distribution by Borrower or any of its Subsidiaries in respect of its capital stock, either directly or indirectly;

          (d) any Investment other than an Investment otherwise permitted under any Loan Document; and

          (e) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness not otherwise permitted under any Loan Document to be so paid.

     "Revolving Credit Maturity Date" means December 1, 2002, as it may be
      ------------------------------
earlier terminated or extended in accordance with the terms hereof.

     "Secured Swap Obligations" means all obligations and liabilities of
      ------------------------
Borrower of any kind arising under all Specified Swap Contracts, including obligations and liabilities arising in connection with or as a result of early termination of a Swap Contract, whether or not occurring as a result of a default thereunder), absolute or contingent, due or to become due, now existing or hereafter created or incurred, liquidated or unliquidated, determined or undetermined.

     "Shareholders' Equity" means, as of any date of determination for Borrower
      --------------------
and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

     "Specified Swap Contract" means any Swap Contact between any Lender and
      -----------------------
Borrower.

     "Subsidiary" means a corporation, partnership, joint venture, limited
      ----------
liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Borrower.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps,
      -------------
forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including any such
                                          ----------------
obligations or liabilities under any Master Agreement.

     "Swing Line" means the revolving line of credit established by Swing Line
      ----------
Lender in favor of Borrower pursuant to Section 2.12.
                                        ------------

     "Swing Line Lender" means Bank of America, or any successor swing line
      -----------------
Lender hereunder.

     "Swing Line Loan" means a loan which bears interest at the Alternate Base
      ---------------
Rate and made by Swing Line Lender to Borrower under the Swing Line.

     "Swing Line Sublimit" means an amount equal to the lesser of (a) $5,000,000
      -------------------
and (b) the Combined Commitments. The Swing Line Sublimit is part of, and not in addition to, the Commitments.

     "Synthetic Lease Obligations" means all monetary obligations of a Person
      ---------------------------
under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

     "Term Loan" means the term loan described in Section 2.02(g).
      ---------                                   ---------------

     "Term Loan Maturity Date" has the meaning set forth is Section 2.02(g).
      -----------------------                               ---------------

     "Threshold Amount" means $2,500,000.
      ----------------

     "To the best knowledge of" means, when modifying a representation, warranty
      ------------------------
or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by an officer of such Person).

     "Type" of Loan means (a) a Base Rate Loan, (b) an Offshore Rate Loan, and
      ----
(c) a Swing Line Loan.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit
      --------------------------
liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     1.02  Use of Certain Terms.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

     (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

     (c)  The words "herein" and "hereunder" and words of similar import when
                     ------       ---------
used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is by way of
                                                  ---------
example and not limitation. References
herein to a Section, subsection or clause shall refer to the appropriate Section, subsection or clause in this Agreement.

     (d)  The term "or" is disjunctive; the term "and" is conjunctive. The term
                    --                            ---
"shall" is mandatory; the term "may" is permissive. Masculine terms also apply
 -----                          ---
to females; feminine terms also apply to males.

     1.03 Accounting Terms. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
                      ------

     1.04 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

     1.05 Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

     1.06 References to Agreements, Exhibits and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any statute or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                                  SECTION II.
                   THE COMMITMENTS AND EXTENSIONS OF CREDIT

     2.01  Committed Loans.

     (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make, Convert and Continue Committed Loans until the Maturity Date as Borrower may from time to time request; provided, however, that
                                                         --------  -------
the Outstanding Obligations of each Lender shall not exceed such Lender's Commitment, and the Outstanding Obligations of all Lenders shall not exceed the Combined Commitments at any time. Subject to the foregoing and the other terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Committed Loans as set forth herein without premium or penalty.

     (b) Loans made by each Lender shall be evidenced by one or more Notes. Each such Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto. Such Notes shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

     2.02 Borrowings, Conversions and Continuations of Committed Loans; Conversion to Term Loan.

     (a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Committed Loans in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions and Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

     (b) Following receipt of a Request for Extension of Credit, Administrative Agent shall promptly notify each Lender of its Pro Rata Share thereof by Requisite Notice. In the case of a Borrowing of Loans, each Lender shall make the funds for its Loan available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in Section IV, all funds so received shall be
                                   ----------
made available to Borrower in like funds received.

     (c) Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Loan other than a Base Rate Loan upon determination of same.

     (d) Except as otherwise provided herein, an Offshore Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Offshore Rate Loan. No Loans may be requested as, Converted into or Continued as Offshore Rate Loans during the existence of a Default or Event of Default. During the existence of a Default or Event of Default, the Requisite Lenders may demand that any or all of the then outstanding Offshore Rate Loans be Converted immediately into Base Rate Loans. Such Conversion shall be effective upon notice to Borrower and shall continue so long as such Default or Event of Default continues to exist.

     (e) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or Lenders, as the case may be, shall make available to Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

     (f) The failure of any Lender to make any Loan on any date shall not relieve any other Lender of any obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan.

     (g) At any time prior to the Revolving Credit Maturity Date, Borrower may elect to change the entire principal balance outstanding hereunder into a Term Loan. The Term Loan shall be payable in twenty-four (24) equal monthly principal payments, plus interest in accordance with Section 2.07. Any then unpaid
                                           ------------
principal of the Term Loan and any then accrued and unpaid interest on the Term Loan shall be paid on the Term Loan Maturity Date which is the date twenty-four (24) months after the date on which the such entire principal balance was changed into a Term Loan. Any payments made on the Term Loan may not be reborrowed.

     2.03  Letters of Credit.

     (a) The Letter of Credit Commitment. Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Letter of Credit Expiration Date, Issuing Lender shall take such Letter of Credit Actions under the Commitments as Borrower may request; provided, however,
                                                              --------  -------
that (i) the Outstanding Obligations of each Lender shall not exceed such Lender's Commitment at any time, (ii) the Outstanding Obligations of all Lenders shall not exceed the Combined Commitments at any time, and (iii) the aggregate Letter of Credit Usage shall not exceed the Letter of Credit Commitment at any time. Each Letter of Credit Action shall be in a form acceptable to Issuing Lender and shall not violate any policies of Issuing Lender. No commercial Letter of Credit shall expire after the Letter of Credit Expiration Date, which date is thirty (30) days prior to the Revolving Credit Maturity Date. No standby Letter of Credit shall have a duration in excess of three (3) years, and no standby Letter of Credit shall expire after the date which is one year after the Revolving Credit Maturity Date. If any Letter of Credit Usage remains outstanding after the Letter of Credit Expiration Date, Borrower shall, not later than the Letter of Credit Expiration Date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

     (b) Requesting Letter of Credit Actions. Borrower may irrevocably request a Letter of Credit Action by delivering a Letter of Credit Application therefor to Issuing Lender, with a copy to Administrative Agent (who shall notify Lenders), by Requisite Notice not later than the Requisite Time therefor. Unless Administrative Agent notifies Issuing Lender that such Letter of Credit Action is not permitted hereunder or Issuing Lender determines that such Letter of Credit Action is contrary to any Laws or policies of Issuing Lender or does not otherwise conform to the requirements of this Agreement, Issuing Lender shall effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from Issuing Lender in an amount equal to that Lender's Pro Rata Share.

     (c) Reimbursement of Payments Under Letters of Credit. Borrower shall reimburse Issuing Lender through Administrative Agent for any payment that Issuing Lender makes under a Letter of Credit on or before the date of such payment; provided, however, that if the conditions precedent set forth in
         --------  -------
Section IV can be satisfied, Borrower may request a Borrowing of Committed Loans
----------
to reimburse Issuing Lender for such payment on or before the date thereof by complying with Section 2.02, or Borrower may allow a deemed Borrowing of
               ------------
Committed Loans which are Base Rate Loans to take place on such payment date pursuant to subsection (e) below.

     (d) Funding by Lenders When Issuing Lender Not Reimbursed. Upon any drawing under a Letter of Credit, Issuing Lender shall notify Administrative Agent and Borrower. If Borrower fails to timely make the payment required pursuant to subsection (c) above, Issuing Lender shall notify Administrative Agent of such fact and the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Lender of its Pro Rata

Share of such amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time on the Business Day specified by Administrative Agent, and Administrative Agent shall remit the funds so received to reimburse Issuing Lender. The obligation of each Lender to so reimburse Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Issuing Lender for the amount of any payment made by Issuing Lender under any Letter of Credit, together with interest as provided herein.

     (e)  Nature of Lenders' Funding. If the conditions precedent set forth in
Section IV can be satisfied (except for the giving of a Request for Extension of
----------
Credit) on the date Borrower is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Lenders pursuant to subsection (d) above shall be deemed to be part of a Borrowing of Committed Loans which are Base Rate Loans (without regard to the Minimum Amount therefor) requested by Borrower. If the conditions precedent set forth in
Section IV cannot be satisfied on the date Borrower is obligated to make, but
----------
fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Lenders pursuant to subsection (d) above shall be deemed to be a funding by each Lender of its participation in such Letter of Credit, and such funds shall be payable by Borrower upon demand and shall bear interest at the Default Rate payable on demand, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of Issuing Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. If Administrative Agent or Issuing Lender is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of the payments made by Borrower to Administrative Agent for the account of Issuing Lender pursuant to this subsection in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Lender shall, on demand of Administrative Agent, forthwith return to Administrative Agent or Issuing Lender the amount of its Pro Rata Share of any amounts so returned by Administrative Agent or Issuing Lender plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to Administrative Agent or Issuing Lender, at a rate per annum equal to the daily Federal Funds Rate.

     (f) Special Provisions Relating to Evergreen Letters of Credit. Borrower may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as Issuing Lender has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Once an evergreen Letter of Credit is issued, unless Administrative Agent has notified Issuing Lender that all Lenders have elected not to permit such extension or renewal, Borrower, Administrative Agent and Lenders authorize (but may not require) Issuing Lender to, in its sole and absolute discretion, permit the renewal of such evergreen Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date, and, unless directed by Issuing Lender, Borrower shall not be required to request such extension or renewal. Notwithstanding the foregoing, Issuing Lender may, in its sole and absolute discretion elect not to permit an evergreen Letter of Credit to be extended or renewed at any time.

     (g) Obligations Absolute. The obligation of Borrower to pay to Issuing Lender the amount of any payment made by Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligation shall not be affected by any of the following circumstances:

          (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Issuing Lender, Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

          (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

          (v) payment by Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit; or any payment made by Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

          (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

          (vii) the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

          (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

          (ix) any failure or delay in notice of shipments or arrival of any Property;

          (x) any error in the transmission of any message relating to a Letter of Credit not caused by Issuing Lender, or any delay or interruption in any such message;

          (xi) any error, neglect or default of any correspondent of Issuing Lender in connection with a Letter of Credit;

          (xii) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Lender;

          (xiii) so long as Issuing Lender in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Lender in connection with a Letter of Credit; and

          (xiv) where Issuing Lender has acted in good faith and any other circumstances whatsoever.

     In addition, Borrower will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify Issuing Lender in writing. Borrower shall be conclusively deemed to have waived any such claim against Issuing Lender and its correspondents unless such notice is given as aforesaid.

     (h) Role of Issuing Lender. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of Issuing Lender shall be liable to any Lender for any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Requisite Lenders, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall
           --------  -------
not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of Issuing Lender, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (i) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Lender and Borrower when a Letter of Credit is issued, performance under Letters of Credit by the Issuing Lender, its correspondents, and beneficiaries will be governed by (i) with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the International Chamber of Commerce (the "ICC"), and (ii) with respect to commercial Letters of Credit, the rules of the
 ---
Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the ICC on the date any commercial Letter of Credit is issued, and including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro).

     (j) Standby Letter of Credit Fee. On each Quarterly Payment Date and on the Revolving Credit Maturity Date, Borrower shall pay to Administrative Agent in arrears, for the account of each Lender in accordance with its Pro Rata Share, a standby Letter of Credit fee equal to the Applicable Amount for Offshore Rate Loans times the actual daily maximum amount available to be drawn
                    -----
under each standby Letter of Credit since the later of the Closing Date and the previous Quarterly Payment Date.

     (k) Commercial Letter of Credit Issuance Fee and Documentary and Processing Charges Payable to Issuing Lender. Concurrently with the issuance of each commercial Letter of Credit, Borrower shall pay a commercial letter of credit issuance fee to Issuing Lender, for the sole account of Issuing Lender, in an amount set forth in a letter agreement between Borrower and Issuing Lender. In addition, Borrower shall pay directly to Issuing Lender for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any amendment, transfer, or other occurrence relating to a Letter of Credit. Such fee and charges are nonrefundable.

     (l) Standby Letter of Credit Fronting Fee. The Borrower shall pay to the Issuing Lender a "standby Letter of Credit fronting" fee, solely for its own account, in an amount set forth in a letter agreement between Borrower and Issuing Lender.

     2.04 Security. All obligations of the Borrower under this Agreement, the Commited Loan Notes, all other Loan Documents and all Secured Swap Obligations shall be secured by the Collateral, in accordance with the Collateral Documents.

     2.05 Prepayments.

     (a) Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Committed Loans in part in the Minimum Amount therefor or in full without premium or penalty. Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.05.
                                              ------------

     (b) If for any reason the Outstanding Obligations exceed the Combined Commitments as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise,

Borrower shall immediately prepay Loans and/or deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

     2.06 Reduction or Termination of Commitments. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Commitments in a Minimum Amount therefor to any amount not less than the Outstanding Obligations at such time or terminate the Commitments. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitments being reduced or terminated. Administrative Agent shall promptly notify Lenders of any such request for reduction or termination of the Commitments. Each Lender's Commitment shall be reduced by an amount equal to such Lender's Pro Rata Share times the amount of such reduction.
                             -----

     2.07  Principal and Interest.

     (a) If not sooner paid or changed into a Term Loan, Borrower agrees to pay the outstanding principal amount of each Committed Loan on the Revolving Credit Maturity Date.

     (b) Subject to subsection (c) below, Borrower shall pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each applicable Interest Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such Type of Loan, plus, to the extent
                                                     ----
applicable in each case, the Applicable Amount.

     (c) If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

     2.08  Fees.

     (a) Commitment Fee. Borrower shall pay to Administrative Agent, for the ratable accounts of Lenders pro rata according to their Pro Rata Share, a commitment fee equal to the Applicable Amount times the average daily amount by
                                              -----
which the Combined Commitments exceed all Outstanding Obligations (excluding Letters of Credit Usage for commercial Letters of Credit and Swing Line Loans). The commitment fee shall accrue at all times from the Closing Date until the Revolving Credit Maturity Date and shall be payable in quarterly installments in arrears on each Quarterly Payment Date and on the Revolving Credit Maturity Date. The commitment fee shall be calculated quarterly in arrears; if there is any change in the Applicable Amount during any quarter, the average daily amount shall be computed and multiplied by the Applicable Amount separately for each period that such Applicable Amount was in effect during such quarter. The commitment fees shall accrue at all times, including at any time during which one or more conditions in Section IV are not met.
                                            ----------

     (b) Administrative Fee. Borrower shall pay to Administrative Agent an agency fee in such amounts and at such times as agreed upon by letter agreement between Borrower and Administrative Agent. The agency fee is for the services to be performed by Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to Administrative Agent is solely for its own account and is nonrefundable.

     (c) Structuring and Syndicating Fee. On the Closing Date, Borrower shall pay to the Arranger a structuring and syndicating fee in the amount agreed upon by letter agreement between Borrower and the Arranger. Such fee is for the services of the Arranger in arranging the credit facilities under this Agreement and is fully earned on the date paid. This fee paid to the Arranger is solely for its own account and is nonrefundable.

     (d) Lenders' Upfront Fee. On the Closing Date, Borrower shall pay to Administrative Agent, for the respective accounts of Lenders (other than the Co-Agent) pro rata according to their Pro Rata Share, an upfront fee in an amount set forth in a letter from the Arranger to each Lender and acknowledged by that Lender as the applicable upfront fee for such Lender. Such upfront fees are for the credit facilities committed by each Lender under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable.

     2.09 Computation of Interest and Fees. Computation of interest on Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided
                                                                        --------
that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

     2.10 Making Payments.

     (a) Except as otherwise provided herein, all payments by Borrower or any Lender shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

     (b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting the Designated Deposit Account, and (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in Schedule 10.02.
                                                    --------------

     (c) Subject to the definition of "Interest Period," if any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

     (d)  Except as otherwise provided in Section 2.03(c) with respect to
                                          ---------------
Borrower reimbursing drawings under Letters of Credit, unless Borrower or any Lender has notified Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may, in its sole and absolute discretion, assume that Borrower or Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

          (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate; and

          (ii) if any Lender fails to make such payment, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify Borrower, and Borrower shall pay such corresponding amount to Administrative Agent. Administrative Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate. and (B) from Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.11 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.12 Swing Line Loans.

     (a) Subject to the terms and conditions set forth in this Agreement, Swing Line Lender agrees to make Swing Line Loans until the Revolving Credit Maturity Date in such amounts as Borrower may from time to time request; provided,
                                                                --------
however, that (i) the aggregate principal amount of all Swing Line Loans shall
-------
not exceed the Swing Line Sublimit, and (ii) the Outstanding Obligations of each Lender shall not exceed such Lender's Commitment and the Outstanding Obligations of all Lenders shall not exceed the Combined Commitments at any time. This is a revolving credit and, subject to the foregoing and the other terms and conditions hereof, Borrower may borrow, prepay and reborrow Swing Line Loans as set forth herein without premium or penalty; provided, however, that Swing Line
                                             --------  -------
Lender may terminate or suspend the Swing Line at any time in its sole discretion upon Requisite Notice to Borrower. Swing Line Loans shall be evidenced by one or more loan accounts or records maintained by Swing Line Lender with the same effect as set forth in Section 2.01(b).
                                            ---------------

     (b) Unless notified to the contrary by Swing Line Lender, Borrower may irrevocably request a Swing Line Loan in the Minimum Amount therefor upon Requisite Notice to Swing Line Lender not later than the Requisite Time therefor. Each such request for a Swing Line Loan shall constitute a representation and warranty by Borrower that the conditions set forth in Sections 4.02(a) and (b) are satisfied. Promptly after receipt of such request,
----------------     ---
Swing Line Lender shall obtain telephonic verification from Administrative Agent that the requested Swing Line Loans are permitted hereunder. Upon receiving such verification, Swing Line Lender shall make such Swing Line Loan available to Borrower. Without the consent of Requisite Lenders and Swing Line Lender, no Swing Line Loan shall be made during the continuation of a Default or Event of Default. Upon the making of each Swing Line Loan, each Lender shall be deemed to have purchased from Swing Line Lender a risk participation therein in an amount equal to that Lender's Pro Rata Share times the amount of the Swing Line Loan.
                                      -----

     (c) Each Swing Line Loan shall bear interest at the Alternate Base Rate. Interest shall be paid on the Interest Payment Date. Swing Line Lender shall be responsible for invoicing Borrower (or notifying Administrative Agent to so invoice Borrower) for such interest. The interest payable on Swing Line Loans is solely for the account of Swing Line Lender.

     (d) Borrower shall repay each Swing Line Loan on the earliest of (i) the seventh Business Day after it is made, (ii) upon demand made by Swing Line Lender and (iii) the Revolving Credit Maturity Date. Borrower shall repay the principal amount of each Swing Line Loan by payment directly to Swing Line Lender or by debit at a demand deposit account at Swing Line Lender not later than the Requisite Time for payments hereunder. If the conditions precedent set forth in Section 4.02 can be satisfied, Borrower may request a Borrowing of
         ------------
Loans to repay Swing Line Lender pursuant to Section 2.02, or, failing to make
                                             ------------
such request, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans on such payment date pursuant to subsection (f) below. Swing Line Lender shall promptly notify Administrative Agent of each Swing Line Loan and each payment thereof.

     (e) If Borrower fails to timely make any principal or interest payment on any Swing Line Loan, Swing Line Lender shall notify Administrative Agent of such fact and the unpaid amount. The Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for payments hereunder on the following Business Day. The obligation of each Lender to make such payment shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment shall not relieve or otherwise impair the obligation of Borrower to repay Swing Line Lender for any amount of Swing Line Loans, together with interest as provided herein.

     (f)  If the conditions precedent set forth in Section 4.02 can be satisfied
                                                   ------------
(except for the giving of a Request for Extension of Credit) on any date Borrower is obligated to, but fails to, repay a Swing Line Loan, the funding by Lenders pursuant to the previous subsection shall be deemed to be a Borrowing of Base Rate Loans (without regard to the Minimum Amount therefor) deemed requested by Borrower. If the conditions precedent set forth in Section 4.02 cannot be
                                                      ------------
satisfied on the date Borrower is obligated to make, but fails to make, such payment, the funding by Lenders pursuant to the previous subsection shall be deemed to be a funding by each Lender of its participation in such Swing Line Loan, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of its payment, in the claim of Swing Line Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. Any amounts made available by a Lender under its risk participation shall be payable by Borrower upon demand of Administrative Agent, and shall bear interest at a rate per annum equal to the Default Rate applicable to Base Rate Loans.

                                 SECTION III.
                    TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 Taxes.

     (a) Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Administrative Agent
                                  ---------
and any Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which Administrative Agent or such Lender is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any
                                  -----
Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) Borrower shall furnish to Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").
                             -----------

     (c) Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

     3.02 Illegality. If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Offshore Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by Lender to Borrower through Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Offshore Rate Loans of that Lender, either on the last day of the Interest Period thereof, if Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if Lender may not lawfully continue to maintain such Offshore Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 Inability to Determine Rates. If, in connection with any Extension of Credit involving any Offshore Rate Loan, Administrative Agent determines that
(a) Dollar deposits are not being offered to banks in the applicable offshore dollar market for the applicable amount and Interest Period of the requested Offshore Rate Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate for such Offshore Rate Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to Lender of funding such Offshore Rate Loan, Administrative Agent will promptly notify Borrower and all Lenders. Thereafter, the obligation of all Lenders to make or maintain such Offshore Rate Loan shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of Offshore Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.04 Increased Cost and Reduced Return; Capital Adequacy.

     (a)  If any Lender determines that any Laws:

          (i) subject such Lender to any Tax, duty, or other charge with respect to any Offshore Rate Loans or its obligation to make Offshore Rate Loans, or change the basis on which taxes are imposed on any amounts payable to such Lender under this Agreement in respect of any Offshore Rate Loans;

          (ii) shall impose or modify any reserve, special deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Offshore Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including its Commitment); or

          (iii) shall impose on such Lender or on the offshore Dollar interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Offshore Rate Loans or to reduce any sum received or receivable by such Lender under this Agreement with respect to any Offshore Rate Loans, then from time to time upon demand of Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that any change in or the interpretation of any Laws have the effect of reducing the rate of return on the capital of such Lender or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder, then from time to time upon demand of such Lender (with a copy to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     3.05 Breakfunding Costs. Borrower shall promptly pay each Lender a sum computed pursuant to Schedule 1 if there occurs:

     (a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

     (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

     3.06 Matters Applicable to all Requests for Compensation.

     (a)  A certificate of Administrative Agent claiming compensation under this
Section III and setting forth the additional amount or amounts to be paid to it
-----------
hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Administrative Agent may use any reasonable averaging and attribution methods. For purposes of this Section III, a Lender shall be
                                              -----------
deemed to have funded each Offshore Rate Loan at the Offshore Base Rate used in determining the Offshore Rate for such Loan by a matching deposit or other borrowing in the offshore Dollar interbank market, whether or not such Offshore Rate Loan was in fact so funded.

     (b) Borrower shall not be obligated to pay any such amount which arose prior to the date which is 180 days preceding the date of such demand or is attributable to periods prior to the date which is 180 days preceding the date of such demand.

     3.07  Survival. All of Borrower's obligations under this Section III shall
                                                              -----------
survive termination of the Commitments and payment in full of all Obligations.

                                  SECTION IV.
                 CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

     4.01 Conditions of Initial Extension of Credit. The obligation of each Lender to make the initial Extension of Credit is subject to satisfaction of the following conditions precedent:

     (a) Unless waived by all Lenders, the Administrative Agent's receipt of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer, each dated on or about the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

          (i) executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, Lenders and Borrower;

          (ii) Committed Loan Notes executed by Borrower in favor of each Lender, each in a principal amount equal to that Lender's Commitment;

          (iii) the Collateral Documents;

          (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Borrower as Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

          (v) such evidence as Administrative Agent may reasonably require to verify that Borrower and each Subsidiary, any stock of which will be pledged to Lenders, is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of Borrower's Organization Documents, certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like;

          (vi) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.01(c) and
                                                     ----------------
     4.01(d) have been satisfied, (B) that there has been no event or
     -------
     circumstance since the date of the Audited Financial Statements which has a Material Adverse Effect, and (C) that the Audited Financial Statements fairly present the financial position of Borrower and its subsidiaries as of December 31, 1998 and fairly present the result of their operations and their cash flows for the period ending on such date;

          (vii) an opinion of counsel to Borrower in form and substance satisfactory to Administrative Agent, and such opinions of foreign counsel regarding the pledge of foreign stock as collateral as shall be satisfactory to Administrative Agent;

          (viii) such other assurances, certificates, documents, consents or opinions as Administrative Agent, Issuing Lender or the Requisite Lenders reasonably may require.

     (b) Any fees required to be paid on or before the Closing Date shall have been paid.

     (c) The representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the Closing Date.

     (d) Borrower shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing.

     (e) Unless waived by Administrative Agent, Borrower shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Administrative Agent).

     4.02 Conditions to all Extensions of Credit. In addition to any applicable conditions precedent set forth elsewhere in this Section IV or in Section II,
                                                 ----------       ----------
the obligation of each Lender to honor any Request for Extension of Credit is subject to the following conditions precedent:

     (a)  the representations and warranties of Borrower contained in Section V,
                                                                      ---------
or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct in all material respects on and as of the date of such Extension of Credit, except to the extent that such representations and warranties specifically refer to any earlier date.

     (b) no Default or Event of Default exists, or would result from such proposed Extension of Credit.

     (c) Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

     (d) Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent or Requisite Lenders reasonably may require.

     Each request for an Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a)
                                                             ----------------
and 4.02(b) have been satisfied and on and as of the date of such Extension of
    -------
Credit.

                                  SECTION V.
                        REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Administrative Agent and Lenders that:

     5.01 Existence and Qualification; Power; Compliance with Laws. Borrower is a corporation duly organized or formed, and validly existing under the Laws of the state of Oregon, has the corporate power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where such non-qualification does not have a Material Adverse Effect and is in compliance with all Laws except to the extent that noncompliance does not have a Material Adverse Effect. Schedule 5.01 lists every Subsidiary showing the jurisdiction
                -------------
and organization of each Subsidiary and the percentage ownership of Borrower in each Subsidiary.

     5.02 Power; Authorization; Enforceable Obligations. Borrower has the corporate power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and Borrower has corporate power and authority to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms.

     5.03 No Legal Bar. The execution, delivery, and performance by Borrower of the Loan Documents to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of Borrower or any of its Subsidiaries, (ii) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material Contractual Obligation of Borrower or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (b) constitute a default under any such agreement or instrument, or (c) result in, or require, the creation or imposition of any Lien on any of the properties of Borrower or any of its Subsidiaries, except as provided herein.

     5.04 Financial Statements; No Material Adverse Effect. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in each case in accordance with GAAP consistently applied throughout the period covered thereby.

     (a) Since the date of the Audited Financial Statements, there has been no event or circumstance which has a Material Adverse Effect.

     (b)  For purposes of Section 5.04 or Section 5.04(a), any change,
                          ------------    ---------------
adjustment or restatement of the Audited Financial Statements required by the Securities and Exchange Commission shall not be deemed a Material Adverse Effect or render any representation untrue.

     5.05  Litigation.  Except as disclosed on Schedule 5.05, no litigation,
                                               -------------
investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the knowledge of Borrower threatened by or against Borrower or any of its Subsidiaries or against any of their properties or revenues which, if determined adversely, could result in an award or judgment exceeding $2,500,000 in excess of applicable insurance.

     5.06 No Default. Neither Borrower nor any of its Subsidiaries are in default under or with respect to any Contractual Obligation which could have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

     5.07 Ownership of Property; Liens. Borrower and its Subsidiaries have valid fee or leasehold interests in all real property which they use in their respective businesses, and Borrower and its Subsidiaries have good and marketable title to all their other property, and none of such property is subject to any Lien, except as permitted in Section 7.02.
                     ------                 ------------

     5.08 Taxes. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by Borrower or its Subsidiaries, except (a) such taxes, if any, as are being contested in good
              ------
faith by appropriate proceedings and as to which adequate reserves have been established and maintained, (b) immaterial taxes, and (c) except as disclosed in
Schedule 5.08; provided, however, that in each case no material item or portion
-------------  --------  -------
of property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

     5.09 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

     (a) Borrower is not engaged nor will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

     (b) Neither Borrower nor any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     5.10  ERISA Compliance.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has a Material Adverse Effect.

     (c)  (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.11 Intangible Assets. Borrower and its Subsidiaries own, or possess the right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are used in the conduct of their respective businesses as now operated, and none of such items, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has a Material Adverse Effect.

     5.12 Compliance With Laws. Borrower and its Subsidiaries are in compliance in all material respects with all Laws that are applicable to it.

     5.13 Environmental Compliance. Borrower and its Subsidiaries comply with all existing Environmental Laws and, to the best of Borrower's knowledge, there are no claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims do not, individually or in the aggregate, have a Material Adverse Effect.

     5.14 Insurance. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates.

     5.15 Year 2000. Borrower has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by customers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips used by Borrower or its Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, Borrower believes that all computer applications and devices containing imbedded computer chips (including those of its and its Subsidiaries' vendors) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.16 Disclosure. No statement, information, report, representation, or warranty made by Borrower in any Loan Document or furnished to Administrative Agent or any Lender in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

                                  SECTION VI.
                             AFFIRMATIVE COVENANTS

     So long as any Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants), cause each of its Subsidiaries, to:

     6.01 Financial Statements. Deliver to Administrative Agent in form and detail satisfactory to Administrative Agent and the Requisite Lenders, with sufficient copies for each Lender:

     (a) as soon as available, but in any event within 120 days after the end of each fiscal year of Borrower, (i) a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Requisite Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions (including possible errors generated by financial reporting and related systems due to the Year 2000 problem) not reasonably acceptable to the Requisite Lenders and (ii) Borrower's Form 10-K as submitted to the Securities and Exchange Commission; and;

     (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter of Borrower, Borrower's Form 10-Q, as provided to the Securities and Exchange Commission.

     (c) as soon as available, but in any event within 120 days after the end of each fiscal year of Borrower, a company-prepared, consolidated balance sheet and income statement forecast, including a capital expenditure budget, for the subsequent fiscal year.

     6.02 Certificates, Notices and Other Information. Deliver to Administrative Agent in form and detail satisfactory to the Administrative Agent and the Requisite Lenders, with sufficient copies for each Lender:

     (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a
   ----------------     ---
Responsible Officer of Borrower;

     (b) promptly after request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

     (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or similar communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

     (d) promptly after the occurrence thereof, notice of any Default or Event of Default;

     (e) notice of any material change in accounting policies or financial reporting practices by Borrower or any of its Subsidiaries;

     (f) promptly after the commencement thereof, notice of any litigation, investigation or proceeding affecting Borrower where the amount involved exceeds the Threshold Amount in excess of applicable insurance coverage, or in which injunctive relief or similar relief is sought, which relief, if granted, has a Material Adverse Effect;

     (g) promptly after the occurrence thereof, notice of any Reportable Event with respect to any Plan or the intent to terminate any Plan, or the institution of proceedings or the taking or expected taking of any other action to terminate any Plan or withdraw from any Plan;

     (h) promptly after the occurrence thereof, notice of any Material Adverse Effect;

     (i) promptly of any discovery or determination that any computer application (including those of its suppliers and vendors) that is material to Borrower or any of its Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect;

     (j) promptly, such other data and information as from time to time may be reasonably requested by Administrative Agent, or, through Administrative Agent or any Lender.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.

     6.03 Payment of Taxes. Pay and discharge when due all taxes, assessments, and governmental charges, Ordinary Course Liens or levies imposed on Borrower or its Subsidiaries or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy which is an Ordinary Course Lien under subsection (b) of the definition of such term.

     6.04 Preservation of Existence. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except where failure to do so does not have a Material Adverse Effect.

     6.05 Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties.

     6.06 Maintenance of Insurance. Maintain liability and casualty insurance with responsible insurance companies satisfactory to Requisite Lenders in such amounts and against such risks as is customary for similarly situated businesses.

     6.07  Compliance With Laws.

     (a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which has a Material Adverse Effect.

     (b) Conduct its operations and keep and maintain its property in compliance with all Environmental Laws, where failure to comply would have a Material Adverse Effect.

     6.08 Inspection Rights. At any time during regular business hours and as often as reasonably requested, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, accompanied by a Borrower representative to examine, audit and make copies and abstracts from Borrower's records and books of account and to visit and inspect their properties and to discuss their affairs, finances and accounts with any of their officers and key employees, and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information and internal management reports made available to their senior management.

     6.09 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or any of its Subsidiaries.

     6.10 Compliance with ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     6.11 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, except for any such
                                                         ------
Contractual Obligations (a) the performance of which would cause a Default, (b) then being contested by any of them in good faith by appropriate proceedings, or
(c) if the failure to comply therewith does not have a Material Adverse Effect.

     6.12 Use of Proceeds. Use the proceeds of Extensions of Credit for lawful corporate purposes not otherwise in contravention of this Agreement.

     6.13 Maintenance of Security Interests and Liens. Execute and deliver all Collateral Documents and perform such other acts as the Administrative Agent reasonably requests to maintain the continuous perfection and priority of Lenders' security interests and Liens in the Collateral.

                                 SECTION VII.
                              NEGATIVE COVENANTS

     So long as any Obligations remain unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

     7.01 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
              ------

     (a)  Ordinary Course Indebtedness;

     (b)  Indebtedness outstanding on the date hereof and listed on Schedule
                                                                    --------
7.01 and any refinancings, refundings, renewals or extensions thereof, provided
----                                                                   --------
that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder; and

     (c) Indebtedness secured by Purchase Money Liens not exceeding $5,000,000 in the aggregate in any fiscal year of Borrower and not exceeding $10,000,000 in the aggregate anytime after the date of this Agreement.

     (d) Indebtedness comprised of an existing line of credit and overdraft facility from Svenska Handelsbanken in a maximum amount of 55,000,000 Swedish kroner, 40,000,000 Swedish kroner of which is secured; and

     (e) Indebtedness comprised of a capital lease to refinance the cost of BaaN ERP software, in a maximum amount of not more than 5% of Borrower's Consolidated Tangible Net Worth.

     7.02 Liens and Negative Pledges. Incur, assume or suffer to exist, any Lien or Negative Pledge upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:
                                 ------

     (a)  Liens and Negative Pledges existing on the date hereof and listed on
Schedule 7.01 and any renewals or extensions thereof; provided that the
-------------                                         --------
obligations secured or benefited thereby or the property covered thereby are not increased;

     (b)  Ordinary Course Liens;

     (c)  Purchase Money Liens securing Indebtedness permitted by Section
                                                                  -------
7.01(c);
-------

     (d)  Liens created under any Collateral Document;

     (e) Liens created under an existing chattel mortgage securing indebtedness permitted by Section 7.01(d); and
             ---------------

     (f)  Liens created under a capital lease permitted by Section 7.01(e).
                                                           ---------------

     7.03 Fundamental Changes. Merge or consolidate with or into any Person, acquire any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution or sell all or substantially all of its assets, except, that so long as no Default or Event of Default exists or would result therefrom:

     (a) any Subsidiary of Borrower may merge with (i) Borrower provided that Borrower shall be the continuing or surviving corporation, (ii) with any one or more Subsidiaries of Borrower, and (iii) with any joint ventures, partnerships and other Persons, so long as such joint ventures, partnerships and other Persons will, as a result of making such merger and all other contemporaneous related transactions, become a Subsidiary of Borrower; provided that when any
                                                       --------
wholly-owned Subsidiary of Borrower is merging into another Subsidiary of Borrower, the wholly-owned Subsidiary of Borrower shall be the continuing or surviving Person; and

     (b) any Subsidiary of Borrower may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Borrower or any of its Subsidiaries; provided that when any wholly-owned Subsidiary of Borrower is
              --------
selling all or substantially all of its assets to another Subsidiary of Borrower, the Subsidiary acquiring such assets shall be a wholly-owned Subsidiary of Borrower.

     (c) Borrower or any Subsidiary may merge with or acquire any Person, but only if Borrower or the applicable Subsidiary shall remain the parent or surviving entity, and only if the value of the total consideration paid by Borrower and Subsidiaries in all such transactions made anytime after the date of this Agreement, including cash, property or stock of Borrower or any Subsidiary does not exceed $25,000,000 and also does not exceed $15,000,000 in any period of 12 consecutive months.

     7.04  Dispositions.  Make any Dispositions, except:
                                                 ------

     (a)  Ordinary Course Dispositions; and

     (b)  Dispositions permitted by Section 7.03.
                                    ------------

     (c) Dispositions of property with a value of less than $2,500,000 in any period of 12 consecutive months if such property is not material to the continuation of Borrower's business.

     7.05  Investments.  Make any Investments, except:
                                               ------

     (a)  Investments existing on the date hereof;

     (b)  Ordinary Course Investments; and

     (c)  Investments permitted by Section 7.03.
                                   ------------

     7.06 Lease Obligations. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:
                                                                    ------

     (a) leases in existence on the date hereof and any renewal, extension or refinancing thereof; and

     (b) leases entered into or assumed by Borrower or any of its Subsidiaries after the date hereof in the ordinary course of business. However, no capital leases are permitted under this Subsection unless the amount thereof is within the limit of Section 7.12.
             ------------

     7.07 Restricted Payments. Make any Restricted Payments described in subparagraph (a), (c), (d), or (e) under the definition of Restricted Payment; provided, however, Borrower may make any Restricted Payment described in such
--------- -------
subparagraphs (a), (c), (d) and (e) so long as the total of such payments does not exceed $10,000,000 in any period of 12 consecutive months. Further, Borrower may make any Restricted Payment described in subparagraph (b) under the definition of Restricted Payment so long as such payment plus the total of all such payments described in such subparagraph made anytime after the date of this Agreement will not exceed the lesser of $25,000,000 and 15% of Borrower's Consolidated Tangible Net Worth as at the end of Borrower's fiscal quarter most recently ended.

     7.08 ERISA. At any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

     7.09 Change in Nature of Business. Make any change in the nature of the business of Borrower as conducted and as proposed to be conducted as of the date hereof.

     7.10 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than arm's-length transactions with Affiliates that are otherwise permitted hereunder and other than transactions with Subsidiaries, 100% of the capital stock of which has been pledged to secure the Obligations in the case of domestic Subsidiaries, and 65% of the capital stock of which has been so pledged in the case of foreign Subsidiaries.

     7.11 Hostile Acquisitions. Use the proceeds of any Loan in connection with the acquisition of a voting interest in any Person if such acquisition is opposed by the board of directors or management of such Person unless (a)
                                                               ------
Borrower has given Administrative Agent (who shall promptly notify each Lender) five Business Days' prior notice thereof and (b) no Lender shall have, within that period, notified Administrative Agent (who shall promptly notify Borrower) not consented to the use of the proceeds of such Loan for that purpose.

     7.12 Capital Expenditures. Make, or become legally obligated to make, any capital expenditure, except capital expenditures in any fiscal year of Borrower
                     ------
not exceeding the sum of $12,000,000.

     7.13 Limitations on Upstreaming. Agree to any restriction or limitation on the making of Restricted Payments or transferring of assets from any Subsidiary of Borrower to Borrower.

     7.14  Financial Covenants.

     (a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (a) $89,056,000, (b) an amount equal to 50% of the Net Income earned in each fiscal quarter ending after September 30, 1999 (with no deduction for a net loss in any such fiscal quarter, but with a deduction for any reduction in Consolidated Tangible Net Worth resulting from repurchases of Borrower's capital stock permitted by Section
                                                                    -------
7.07) and (c) an amount equal to 90% of the aggregate increases in Shareholders'
----
Equity of Borrower and its Subsidiaries after the date of this Agreement by reason of the issuance or sale of capital stock of Borrower (including upon any conversion of debt securities of Borrower into such capital stock and including any issuance of capital stock of Borrower in connection with any merger or acquisition described in Section 7.03(c)).
                                                       ---------------

     (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio to be less than 2.50:1.00:

     (c) Leverage Ratio. Permit the Leverage Ratio at any time to be greater than 3.00:1.00.

     (d) Maximum Accounts Payable Days. Permit Borrower's Consolidated Accounts Payable Days to exceed 80 days for the quarter ending December 31, 1999, and 50 days for each quarter ending thereafter.

     7.15 Change in Auditors. Change the certified public accountants auditing the books of Borrower without the consent of Requisite Lenders, such consent not to be unreasonably withheld.

                                 SECTION VIII.
                        EVENTS OF DEFAULT AND REMEDIES

     8.01 Events of Default. Any one or more of the following events shall constitute an Event of Default:

     (a) Borrower fails to pay any principal on any Outstanding Obligation (other than fees) as and on the date when due; or

     (b) Borrower fails to pay any interest on any Outstanding Obligation, or any commitment fees due hereunder within three Business Days after the date when due; or fails to pay any other fees or amount payable to Administrative Agent or any Lender under any Loan Document within five Business Days after the date due; or

     (c) Any default occurs in the observance or performance of any agreement contained in Sections 6.01, 6.02, 6.08 or Section VII; or
             -------------  ----  ----    -----------

     (d) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or Borrower fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

     (e) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by Borrower pursuant to or in connection with any Loan Document proves to have been incorrect when made or deemed made; or

     (f) (i) Borrower (x) defaults in any payment when due of principal of or interest on any Indebtedness (other than Indebtedness hereunder) or (y) defaults in the observance or performance of any other agreement or condition relating to any Indebtedness (other than

Indebtedness hereunder) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, Indebtedness having an aggregate principal amount in excess of $1,000,000 to be demanded or become due (automatically or otherwise) prior to its stated maturity, or any Guaranty Obligation in such amount to become payable, or Borrower is unable or admits in writing its inability to pay its debts as they mature; or (ii) the occurrence under any Swap Contract of an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) any Termination Event occurs under any Swap Contract (as defined therein) as to which Borrower or any Subsidiary is an Affected Party (as so defined), which, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than $1,000,000; or

     (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (h) A final judgment against Borrower is entered for the payment of money in excess of the Threshold Amount, or any non-monetary final judgment is entered against Borrower which has a Material Adverse Effect and, in each case if such judgment remains unsatisfied without procurement of a stay of execution within 30 calendar days after the date of entry of judgment or, if earlier, five days prior to the date of any proposed sale, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy; or

     (i) Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any material part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (j) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the Threshold Amount; or (iii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

     (k)  Any event occurs which has a Material Adverse Effect.

     8.02 Remedies Upon Event of Default. Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

     (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.01(i):
        ----- ----                                  ---------------

          (i) the Requisite Lenders may request Administrative Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

          (ii) Issuing Lender may, with the approval of Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

     (b)  Upon the occurrence of any Event of Default described in Section
                                                                   -------
8.01(i):
-------

          (i) the Commitments and all other obligations of Administrative Agent or Lenders shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower;

          (ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

          (iii) an amount equal to the aggregate amount of all outstanding Letters of Credit Usage shall be immediately due and payable to Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held in a Letter of Credit Cash Collateral Account.

     (c) Upon the occurrence of any Event of Default, Lenders and Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed to (but only with the consent of the Requisite

Lenders) protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and such other rights and remedies as are provided by Law or equity.

     (d)  Except as permitted by Section 10.05, no Lender may exercise any
                                 -------------
rights or remedies with respect to the Obligations without the consent of the Requisite Lenders in their sole and absolute discretion. The order and manner in which Administrative Agent's and Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole and absolute discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third, to the payment of the unpaid principal of the Loans and Secured Swap Obligations on a pari passu basis, and fourth, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders. Any surplus thereof which exists after payment and performance in full of the Obligations shall be paid to Borrower or otherwise disposed of in accordance with applicable law. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.

                                  SECTION IX.
                             ADMINISTRATIVE AGENT

     9.01  Appointment and Authorization of Administrative Agent.

     (a)  Each Lender hereby irrevocably (subject to Section 9.09) appoints,
                                                     ------------
designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) Issuing Lender shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of the Requisite Lenders to act for such Issuing Lender with respect thereto; provided, however, that Issuing Lender shall have all of the benefits and
--------  -------
immunities (i) provided to Administrative Agent in this Section IX with respect
                                                        ----------
to any acts taken or omissions suffered by Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section IX
                                                                      ----------
included Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to Issuing Lender.

     9.02 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.03 Liability of Administrative Agent. None of Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

     9.04  Reliance by Administrative Agent.

     (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders.

     (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed this Agreement shall be deemed to
   ------------
have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

     9.05 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Requisite Lenders in accordance with Section VIII;
                                                             ------------
provided, however, that unless and until Administrative Agent has received any
--------  -------
such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

     9.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that none of Administrative Agent-Related
Persons has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Subsidiaries which may come into the possession of any of Administrative Agent-Related Persons.

     9.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do
so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided,
                                                                --------
however, that no Lender shall be liable for the payment to any Administrative
-------
Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however,
                                                           --------  -------
that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

     9.08 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Bank of America were not Administrative Agent or Issuing Lender hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or Issuing Lender.

     9.09 Successor Administrative Agent. Administrative Agent may, and at the request of Requisite Lenders shall, resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be approved by Borrower. If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section IX and Sections 10.03 and 10.11 shall inure to its
                   ----------     --------------     -----
benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as Requisite Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as Administrative Agent at the request of Requisite Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Lender" and "Swing Line Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

     9.10 Co-Agents, Lead Managers. None of Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of Lender so identified as a "co-agent" or "lead manager" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

     9.11  Collateral Matters

     (a) Administrative Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

     (b) Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral (i) upon termination of the Combined Commitments and payment in full of all Loans and all other Obligations known to Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (iv) if approved, authorized or ratified in writing by all Lenders. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section
                                                                 -------
9.11(b), provided that the absence of any such confirmation for whatever reason
-------
shall not affect Administrative Agent's rights under this Section 9.11.
                                                          ------------

     (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of Borrower or any Subsidiary) that Borrower's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender.

                                  SECTION X.
                                 MISCELLANEOUS

     10.01 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower therefrom shall be effective unless in writing signed by Administrative Agent and Requisite Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, without the approval in writing of Administrative Agent and all Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

     (a) To reduce the amount of principal, principal prepayments or the rate of interest payable on, any Loan, or the amount of any fee or other amount payable to any Lender under the Loan Documents (unless such modification is consented to by each Lender entitled to receive such fee) or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

     (b) To postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Loan or any installment of any commitment fee, to extend the term of, or increase the amount of, any Lender's Commitment (it being understood that a waiver of an Event of Default shall not constitute an extension or increase in the Commitment of any Lender) or modify the Pro Rata Share of any Lender;

     (c) To amend the provisions of the definition of "Requisite Lenders", Sections 4, 9, this Section 10.01 or Section 10.06; or
----------  -       -------------    -------------

     (d) To amend any provision of this Agreement that expressly requires the consent or approval of all Lenders.

provided, however, that (i) no amendment, waiver or consent shall, unless in
--------  -------
writing and signed by Issuing Lender in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Issuing Lender under any Loan Document relating to Letters of Credit, (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Administrative Agent under any Loan Document, (iii) no amendment, waiver or consent shall, unless in writing and signed by Swing Line Lender in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Swing Line Lender under any Loan Document, and (iv) any fee letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lenders and Administrative Agent.

     10.02 Transmission and Effectiveness of Notices and Signatures.

     (a) Modes of Delivery. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, "communications") shall be
                                                   --------------
transmitted by Requisite Notice to the number and address set forth on Schedule
                                                                       --------
10.02, may be delivered by the following modes of delivery, and shall be
-----
effective as follows:

          Mode of Delivery         Effective on earlier of actual receipt and:
         ---------------------------------------------------------------------
          Courier                  Scheduled delivery date
          Facsimile                When transmission in legible form complete
          Mail                     Fourth Business Day after deposit in U.S.
                                   mail first class postage pre-paid
          Personal delivery        When received
          Telephone                When conversation completed

provided, however, that communications delivered to Administrative Agent
--------  -------
pursuant to Section II shall not be effective until actually received by
            ----------
Administrative Agent.

     (b) Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act on any communications purportedly given by or on behalf of Borrower even if such communications (i) were not made in a manner specified herein, (ii) were incomplete, (iii) were not preceded or followed by any other notice specified herein, or (iv) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein. Borrower shall indemnify Administrative Agent and Lenders from any loss, cost, expense or liability as a result of relying on any communications permitted herein.

     (c) Effectiveness of Facsimile Signatures. Signatures on communications may be transmitted by facsimile only with the consent of Administrative Agent in its sole and absolute discretion in each instance. The effectiveness of any such signatures accepted by Administrative Agent shall, subject to applicable Law, have the same force and effect as manual signatures and shall be binding on all Borrower Parties and Administrative Agent and Lenders. Administrative Agent may also require that any such signature be confirmed by a manually-signed hardcopy thereof.

     10.03 Attorney Costs, Expenses and Taxes. Borrower agrees (a) to pay or reimburse Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. Such costs and expenses shall also include administrative costs of Administrative Agent reasonably attributable to the administration of the Loan Documents. Any amount payable by Borrower under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.

     10.04  Binding Effect; Assignment.

     (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Administrative Agent, Lenders and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Lender, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Lender the rights of a Lender hereunder absent foreclosure of such pledge.

     (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of its Commitment and/or Extensions of Credit; provided that (i) such assignment,
                                            --------
if not to a Lender or an Affiliate of the assigning Lender, shall be consented to by Borrower at all times other than during the existence of a Default or Event of Default and Administrative Agent and Issuing Lender (which approval of Borrower shall not be unreasonably withheld or delayed), (ii) a copy of a duly signed and completed Notice of Assignment and Acceptance shall be delivered to Administrative Agent, (iii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share equivalent to less than $5,000,000, the Minimum Amount therefor, and (iv) the effective date of any such assignment shall be as specified in the Notice of Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Administrative Agent has received the Notice of Assignment and Acceptance. Upon acceptance by Administrative Agent of such Notice Assignment and Acceptance and consent thereto by Administrative Agent and Issuing Lender and payment of the requisite fee described below, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Lender to Borrower of any Note) to such assignee Lender, one or more Notes evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender if requested, one or more Notes evidencing the remaining balance Pro Rata Share retained by the assigning Lender. Administrative Agent's consent to and acceptance of any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter.

     (c) After receipt of a completed Notice of Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such Eligible Assignee (including Affiliates of assigning Lenders), Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and Lenders a revised Schedule
                                                                      --------
10.02 giving effect thereto.
-----

     (d) Each Lender may from time to time grant participations to one or more other Person (including another Lender) all or any portion of its Pro Rata Share of its Commitment and/or Extensions of Credit; provided, however, that (i) such
                                               --------  -------
Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section III (but
                                                                -----------
only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation) and subject to Sections 10.05 and 10.06, (iv) Borrower,
                              ------------------------
Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation shall not restrict an increase in the Commitment or in granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided, however,
                                                           --------  -------
that the assigning Lender may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Revolving Credit Maturity Date or the Term Loan Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, or (C) reduces the amount of any installment of principal owing to such participant.

     10.05 Marshalling; Set-off. Neither Administrative Agent nor Lenders shall be under any obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. In addition to any rights and remedies of Administrative Agent and Lenders or any assignee or participant of Lenders or any Affiliates thereof (each, a "Proceeding Party")
                                                           ----------------
provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of Borrower which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.06 Sharing of Payments. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable
Laws: (a) Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a
                           --------
disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

     10.07  No Waiver; Cumulative Remedies.

     (a) No failure by any Lender or Administrative Agent to exercise, and no delay by any Lender or Administrative Agent in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Administrative Agent or any Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Administrative Agent's or such Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

     (c)  The terms and conditions of Section IX are inserted for the sole
                                      ----------
benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Extension of Credit without prejudicing Administrative Agent's or Lenders' rights to assert them in whole or in part in respect of any other Loan.

     10.08 Usury. Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Administrative Agent or any Lender
                        ------------
shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

     10.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10 Integration. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of
--------
Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.11 Nature of Lenders' Obligations. The obligations of Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Lender's obligation to make any Loan pursuant hereto is several and not joint or joint and several, and in the case of the initial Loan only is conditioned upon the performance by all other Lenders of their obligations to make initial Loans. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender.

     10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof but shall terminate the later of (a) when the Commitments are terminated and (b) when no Obligations remain outstanding under any Loan Document. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, notwithstanding any investigation made by Administrative Agent or any Lender or on their behalf.

     10.13 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless each Administrative Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims,
                   -----------
demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against Borrower, any of their Affiliates or any of their officers or directors; (b) any and all claims, demands, actions or causes of action arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of Borrower, the Administrative Agent and Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding, including those liabilities caused by an Indemnitee's own negligence (all the foregoing, collectively, the "Indemnified Liabilities"); provided that
                                       -----------------------    --------
no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

     10.14  Nonliability of Lenders.  Borrower acknowledges and agrees that:

     (a) Any inspections of any property of Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

     (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

     (c) The relationship between Borrower and Administrative Agent and Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither Administrative Agent nor

Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or their Affiliates; neither Administrative Agent nor Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or their Affiliates, or to owe any fiduciary duty to Borrower or their Affiliates; neither Administrative Agent nor Lenders undertake or assume any responsibility or duty to Borrower or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or their Affiliates of any matter in connection with their Property or the operations of Borrower or their Affiliates; Borrower and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Administrative Agent or Lenders in connection with such matters is solely for the protection of Administrative Agent and Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

     (d) Administrative Agent and Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless from any such loss, damage, liability or claim.

     10.15 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Administrative Agent and Lenders in connection with the Loans, and is made for the sole benefit of Borrower, Administrative Agent and Lenders, and Administrative Agent's and Lenders' successors and assigns. Except as provided in Sections 10.04 and 10.13, no other Person shall have any rights of any nature
   --------------     -----
hereunder or by reason hereof.

     10.16 Severability. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.17 Confidentiality. Administrative Agent and each Lender shall use any confidential non-public information concerning Borrower and its Subsidiaries that is furnished to Administrative Agent or such Lender by or on behalf of Borrower and its Subsidiaries in connection with the Loan Documents (collectively, "Confidential Information") solely for the purpose of evaluating
                ------------------------
and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Administrative Agent and each Lender may disclose Confidential Information to (a) any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Administrative Agent's or such Lender's business or that of their affiliates or any of their or their affiliates' directors, officers, employees, advisors, or representatives (collectively, the "Representatives") in connection with the
                                    ---------------
exercise of such authority or claimed authority; (b) the extent necessary or appropriate to effect or preserve Administrative Agent's or such Lender's or any of their Affiliates' security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against Administrative Agent or such Lender or any of their Representatives; (c) Representatives whom it determines need to know such information for the purposes set forth in this Section; and (d) any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any
                                                           --------
such recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in Administrative Agent's or a Lender's possession prior to its being provided by or on behalf of Borrower, provided that such information is not known by
                          --------
Administrative Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, a Borrower, (y) is or becomes publicly available (other than through a breach hereof by Administrative Agent or such Lender), or (z) becomes available to Administrative Agent or such Lender on a nonconfidential basis, provided that
                                                                --------
the source of such information was not known by Administrative Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

     10.18 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to Lenders or Administrative Agent, do, execute and deliver such further acts and documents as any Lender or Administrative Agent from time to time reasonably requires for the assuring and confirming unto Lenders or Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

     10.19 Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

     10.20  Time of the Essence.  Time is of the essence of the Loan Documents.

     10.21 Foreign Lenders and Participants. Each Lender, and each holder of a participation interest herein, that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to Administrative Agent, within 20 days after the Closing Date (or after accepting an assignment or receiving a participation interest herein) two duly signed completed copies of either Form W-8BEN (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form W-8ECI (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrower and Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fails to deliver the above forms or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

     10.22  Governing Law.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE GOVERNING STATE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF THE GOVERNING STATE OR OF THE UNITED STATES FOR THE DISTRICT OF THE GOVERNING STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF THE GOVERNING STATE.

     10.23 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND

CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.24 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     10.25 Certain Agreements Not Enforceable. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY LENDERS TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              FLIR SYSTEMS, INC., an Oregon corporation

                              By:_____________________________________

                              Name:___________________________________

                              Title:__________________________________


                              BANK OF AMERICA, N.A., as
                              Administrative Agent

                              By:_____________________________________

                              Name:___________________________________

                              Title:__________________________________


                              BANK OF AMERICA, N.A., as
                              Issuing Lender, a Lender and Swing Line Lender

                              By:_____________________________________

                              Name:___________________________________

                              Title:__________________________________


                              BANK ONE, N.A., as a Lender

                              By:_____________________________________

                              Name:___________________________________

                              Title:__________________________________


                              ABN AMRO BANK N.V., as a Lender

                              By:_____________________________________

                              Name:___________________________________

                              Title:__________________________________

                              By:_____________________________________

                              Name:___________________________________

                              Title:__________________________________

                              KEYBANK, N.A., a Lender

                              By:_____________________________________

                              Name:___________________________________

                              Title:__________________________________


                              SVENSKA HANDELSBANKEN AB (publ),
                              a Lender

                              By:_____________________________________

                              Name:___________________________________

                              Title:__________________________________

                                                                       EXHIBIT A

                    FORM OF REQUEST FOR EXTENSION OF CREDIT

                                                     Date: ____________, _______

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement dated as of [___________, _____] between [____________________________, a
__________________] ("Borrower"), Lenders from time to time party thereto, Bank
                      --------
of America, N.A., as Administrative Agent and Issuing Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein
           ---------
defined).

     The undersigned hereby requests (select one):

     [_]  A Borrowing of Loans        [_] A Conversion or Continuation of Loans

     1.    On_________________________________________.

     2.    In the amount of $_________________________.

     3.    Comprised of_______________________________.
                          [type of Loan requested]

     4.    If applicable: with an Interest Period of_________ months.

     The foregoing request complies with the requirements of Section 2.01 of the
                                                             ------------
Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds therefrom:

          (a) The representations and warranties made by Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be correct on and as of the date of this Extension of Credit, except to the extent that such representations and warranties specifically refer to any earlier date; and

          (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Extension of Credit.

                                        [BORROWER]

                                        By:________________________________

                                        Name:______________________________

                                        Title:_____________________________

                                                                       EXHIBIT B

                        FORM OF COMPLIANCE CERTIFICATE

                                   Financial Statement Date: ___________, ______

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement dated as of [___________, _____] between [____________________________, a
__________________] ("Borrower"), Lenders from time to time party thereto, Bank
                      --------
of America, N.A., as Administrative Agent and Issuing Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein
           ---------
defined).

     The undersigned Responsible Officer hereby certifies as of the date hereof that he is the _______________________________________________________ of
Borrower, and that, as such, he is authorized to execute and deliver this Certificate to Administrative Agent on the behalf of Borrower, and that:

           [Use following for fiscal year-end financial statements]

     1.   Attached hereto as Schedule 1 are the year-end audited financial
                             ----------
statements required by Section 6.01(a) of the Agreement for the fiscal year of
                       ---------------
Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

          [Use following for fiscal quarter-end financial statements]

     1.   Attached hereto as Schedule 1 are the unaudited financial statements
                             ----------
required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower
            ---------------
ended as of the above date. Such financial statements fairly present the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such periods, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his supervision, a detailed review of the transactions and conditions (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

     3. A review of the activities of Borrower during such fiscal period has been made under my supervision with a view to determining whether during such fiscal period Borrower performed and observed all their respective Obligations under the Loan Documents, and

                                 [select one:]

     [to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

                                    --or--

     [the following covenants or conditions have not been performed or observed and the following is a list of all such Defaults and its nature and status:]

     4.   The following financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this
----------
Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of___________, ______.

                                        [BORROWER]

                                        By:_____________________________

                                        Name:___________________________

                                        Title:__________________________

                For the Quarter/Year ended ___________________("Statement Date")
                                                                --------------

                                   SCHEDULE 2
                         to the Compliance Certificate
                                 ($ in 000's)

I.   Section 7.12 -- Capital Expenditures.

     A.  Capital expenditures made during fiscal year to date:          $____________

     B.  Maximum permitted capital expenditures for fiscal year:        $12,000,000

     C.  Excess (deficient) for covenant compliance (Lines I.B - I.A):  $____________

II.  Section 7.14(a) - Consolidated Tangible Net Worth.

     A.  Actual Consolidated Tangible Net Worth at Statement Date:

         1.   Shareholders' Equity:                                     $____________

         2.   Intangible Assets:                                        $____________

         3.   Consolidated Tangible Net Worth (Lines II.A1
              less Line II.A.2):                                        $____________
              ----

     B.  50% of Consolidated Net Income for each fiscal quarter
         ending after __________________ (no reduction for losses):     $____________

     C.  90% of net proceeds from issuance of equity after date of
         Agreement:                                                     $____________

     D.  Repurchases of capital stock permitted by Section 7.07:        $____________
                                                   ------------

     E.  Minimum required Consolidated Tangible Net Worth
         (Lines II.B + II.C - II.D + $89,056,000):                      $____________

     F.  Excess (deficient) for covenant compliance (Lines II.A -
         II.E):                                                         $____________

III. Section 7.14(b) - Interest Coverage Ratio.

     A.  Consolidated EBIT for four consecutive fiscal quarters ending on above date ("Subject Period"):
                         --------------

         1.   Consolidated Net income for Subject Period:               $____________

         2.   Consolidated Interest Expense for Subject Period:         $____________

         3.   Provision for income taxes for Subject Period:            $____________

         4.   Consolidated EBIT (Lines III.A.1 + 2 + 3):                $____________

     B.  Lease and rental expense for Subject Period:                   $____________

     C.  Consolidated Interest Charges for Subject Period:              $____________

     D.   Interest Coverage Ratio ((Line III.A.4 +Line III.B) /
          (Line III.B + III.C)):                                          ______________ to 1

          Minimum required:  ___________________

IV.  Section 7.14(c) - Leverage Ratio.

     A.   Consolidated EBITDA for Subject Period:                         $__________________

          1.   Consolidated Net income for Subject Period:                $__________________

          2.   Consolidated Interest Expense for Subject Period:          $__________________

          3.   Provision for income taxes for Subject Period:             $__________________

          4.   Depreciation expenses for Subject Period:                  $__________________

          5.   Amortization expenses for intangibles for Subject Period:  $__________________

          6.   Consolidated EBITDA (Lines IV.A.1 + 2 + 3 + 4 + 5):        $__________________

     B.   Consolidated Funded Indebtedness at Statement Date:             $__________________

     C.   Leverage Ratio (Line IV.A/Line IV.B):                           ______________ to 1

          Maximum permitted: ___________________

                                                                       EXHIBIT C

                          FORM OF COMMITTED LOAN NOTE

$_______________________                               _________________________

     FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to
                                               --------
pay to the order of _____________________________ (the "Lender"), on the
                                                        ------
Revolving Credit Maturity Date, or if applicable, the Term Loan Maturity date (as defined in the Credit Agreement referred to below) the principal amount of _____________________(Dollars $[____________]), or such lesser principal amount of Committed Loans (as defined in the Credit Agreement referred to below) payable by Borrower to Lender on such Revolving Credit Maturity Date or Term Loan Maturity Date under that certain Credit Agreement dated as of ________________________, _______among Borrower, Lenders from time to time party thereto Bank of America, N.A., as Administrative Agent and Issuing Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein
                        ---------
as therein defined).

     Borrower promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

     All payments of principal and interest shall be made to Administrative Agent for the account of Lender in United States dollars in immediately available funds at Administrative Agent's Payment office.

     If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

     This Note is one of the "Committed Loan Notes" referred to in the Credit
                              --------------------
Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of Lender to accelerate the maturity hereof upon the occurrence of such events. Committed Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto.

     Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by Lender in connection with the collection or enforcement of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF _______________.

                                       [BORROWER]

                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________

                                                                       EXHIBIT D

                  FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                         ________________, _____

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement dated as of [___________, _____] between [____________________________, a
__________________] ("Borrower"), Lenders from time to time party thereto, and
                      --------
Bank of America, N.A., as Administrative Agent and Issuing Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein
           ---------
defined).

     1. We hereby give you notice of, and request your consent to, the assignment by ______________________ (the "Assignor") to _______________________
                                           --------
(the "Assignee") of % of the right, title and interest of the Assignor in and to
      --------
the Loan Documents, including the right, title and interest of the Assignor in and to the Commitment of the Assignor, all outstanding Loans made by the Assignor and outstanding Letter of Credit Usage. Before giving effect to such assignment:

     (a)  the aggregate amount of the Assignor's Commitment is $_______________;

     (b)  the aggregate principal amount of its outstanding Loans is $_____; and

     (c)  the aggregate face amount of Letter of Credit Usage is $_____________.

     2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 10.04 of the Agreement in connection with this
                    -------------
assignment and acknowledges and agrees that: (a) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the Assignor has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of the Agreement or any other Loan Document; (b) the Assignor has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (c) it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1
                                                              -----------
thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (d) it will, independently and without reliance upon Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (e) it appoints and authorizes Administrative Agent to take such action and to exercise such powers under the Agreement and the other Loan Documents as are delegated to Administrative Agent by the Agreement and such other Loan Documents; and (f) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

     3. The Assignee agrees that, upon receiving your consent to such assignment and from and after ____________________, the Assignee will be bound by the terms of the Loan Documents, with respect to the interest in the Loan Documents assigned to it as specified above, as fully and to the same extent as if the Assignee were Lender originally holding such interest in the Loan Documents.

     4.   The following administrative details apply to the Assignee:

               (a)  Offshore Lending Office:

                    Assignee name:___________________________________
                    Address:_________________________________________
                    _________________________________________________
                    Attention: ______________________________________
                    Telephone:  (_) _________________________________
                    Telecopier: (_) _________________________________

               (b)  Domestic Lending Office:

                    Assignee name:___________________________________
                    Address:_________________________________________
                    _________________________________________________
                    Attention:_______________________________________
                    Telephone:  (_) _________________________________
                    Telecopier: (_) _________________________________

               (c)  Notice Address:

                    Assignee name:___________________________________
                    Address:_________________________________________
                    Attention:_______________________________________
                    Telephone:  (_) _________________________________
                    Telecopier: (_) _________________________________

               (d)  Payment Instructions: Account No.:

                    Account No.______________________________________
                    Attention:_______________________________________
                    Reference:_______________________________________

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                  Very truly yours,

                                  [ASSIGNOR]

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                                  [ASSIGNEE]

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


We hereby consent to the
foregoing assignment.

[BORROWER]

By: ___________________________

Name: _________________________

Title: ________________________


BANK OF AMERICA, N.A., as Administrative
Agent

By: ___________________________
Name: _________________________
Title: ________________________

                                  SCHEDULE 1
                               BREAKFUNDING COST

Breakfunding costs shall apply in the event that the Offshore Rate component of the interest rate applicable to the Loan in question is greater than the Available Offshore Rate. The breakfunding cost will be equal to such Loan multiplied by the difference between the Offshore Rate component of the interest rate applicable to such Loan and the Available Offshore Rate, with such difference applied as an annual rate to the amount of such Loan for the duration of the Interest Period applicable to such Loan remaining after the Prepayment Date. "Available Offshore Rate" shall mean the Offshore Rate available on the Prepayment Date for a sum equal to such Loan for a period beginning on the Prepayment Date and ending at the end of the Interest Period applicable to such Loan. "Prepayment Date" shall mean the date upon which any of the events described in Section 3.05(a) or 3.05(b) of the Credit Agreement occurs.


Schedule 1 - Page 1

                                 SCHEDULE 2.01


Lender                                   Commitment        Lender's Percentage of
                                                            Combined Commitments
Bank of America, N.A.                   $ 37,500,000                37.5%
Bank One, N.A.                          $ 20,000,000                  20%
KeyBank National Association            $ 17,500,000                17.5%
ABN AMRO Bank N.V.                      $ 15,000,000                  15%
Svenska Handelsbanken AB (publ)         $ 10,000,000                  10%

Total Combined Commitments              $100,000,000                 100%

Schedule 2.01 - Page 1

                                SCHEDULE 10.02
                     INFORMATION FOR ADMINISTRATIVE AGENT
                                  AND LENDERS


Administrative Agent:
---------------------
Bank of America, N.A.
Agency Management Services
Consumer & Commercial Banking
WA1-102-16-20
701 Fifth Avenue, Floor 16
Seattle WA  98104-7001
Attention: Dora A. Brown, Vice President
---------
Telephone: (206) 358-0101
Fax: (206) 358-0971

Lenders:
--------

BANK OF AMERICA, N.A.
Commercial Banking
121 SW Morrison, Suite 1700
Portland OR  97204
Attention: Ray Evans, Vice President SCM
---------
Telephone: (503) 275-1456
Fax: (503) 275-1391

KEYBANK NATIONAL ASSOCIATION
1211 SW 5/th/, Suite 300
Portland OR  97204
Attention: L. Scott Bruun, Vice President
---------
Telephone: (503) 790-7561
Fax: (503) 790-7537

BANK ONE, N.A.
777 South Figueroa Street, 4/th/ Floor
Los Angeles CA 90017
Credit Contact: Kathleen V. LeRoy, Vice President
--------------
Telephone: (213) 683-6406
Fax: (213) 683-4999
Operations Contact:
------------------
M. Hernandez, Client Svcs. Assoc.
One Bank One Plaza
Chicago IL 60670
Telephone: (312) 732-8297
Fax: (312) 732-4840

ABN AMRO BANK, N.V.

Schedule 10.02 - Page 1

Credit, Documentation, Other Business Matters:
---------------------------------------------
One Union Square
600 University Street, Suite 2323
Seattle WA 98101-1129
Attention: David McGinnis, Group Vice President
---------
Telephone: (206) 587-0342
Fax: (206) 682-5641
Loan Compliance, Required Financial Reports (with copy to Seattle address):
--------------------------------------------------------------------------
Ms. Sirirat Thavornrat
208 South LaSalle, Suite 1500
Chicago IL 60604-1003
Telephone: (312) 992-5119
Fax: (312) 992-5111
Loan Administration:
-------------------
Telephone: (312) 992-5153
Fax: (312) 992-5158

SVENSKA HANDELSBANKEN AB (publ)
153 East 53/rd/ Street
New York NY 10022-4678
Credit Contact: Mr. Henrik Jensen, Vice President
--------------
Telephone: (212) 326-5125
Fax: (212) 326-5151
Operations Contact:
------------------
Sophia Ng, Assistant Vice President
Telephone (212) 326-5147
Fax (212) 326-5110

Schedule 10.02 - Page 2